Exhibit 7(c)(1)



                         Loan and Security Agreement




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                             FLANDERS CORPORATION
                       and certain of its subsidiaries

                                as Borrowers,



                        LOAN  AND  SECURITY  AGREEMENT

                           Dated:  October 18, 2002

                                $40,000,000.00



                          FLEET CAPITAL CORPORATION,
                                  as Lender

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                              TABLE OF CONTENTS


                                                                         Page


SECTION 1.  CREDIT FACILITY................................................2
    1.1.    Revolver Facility..............................................2
    1.2.    Term Loan Facility.............................................2
    1.3.    LC Facility....................................................3

SECTION 2.  INTEREST, FEES AND CHARGES.....................................5
    2.1.    Interest.......................................................5
    2.2.    Fees. .........................................................7
    2.3.    Computation of Interest and Fees...............................8
    2.4.    Reimbursement of Expenses......................................8
    2.5.    Bank Charges...................................................9
    2.6.    Maximum Interest...............................................9
    2.7.    Illegality....................................................10
    2.8.    Increased Costs...............................................10
    2.9.    Capital Adequacy..............................................11
    2.10.   Funding Losses................................................12

SECTION 3.  LOAN ADMINISTRATION...........................................13
    3.1.    Manner of Borrowing and Funding Revolver Loans................13
    3.2.    Special Provisions Governing LIBOR Loans......................14
    3.3.    Borrowers' Representative.....................................15
    3.4.    All Loans to Constitute One Obligation........................15

SECTION 4.    PAYMENTS; NATURE OF EACH BORROWER'S LIABILITY...............15
    4.1.    General Repayment Provisions..................................15
    4.2.    Repayment of Revolver Loans...................................15
    4.3.    Repayment of Term Loan........................................16
    4.4.    Payment of Other Obligations..................................17
    4.5.    Marshaling; Payments Set Aside................................17
    4.6.    Application of Payments and Collateral Proceeds...............18
    4.7.    Gross Up for Taxes............................................18
    4.8.    Loan Account..................................................18
    4.9.    Statements of Account.........................................18
    4.10.   Nature and Extent of Each Borrower's Liability................18

SECTION 5.  TERM AND TERMINATION..........................................20
    5.1.    Term of Commitments...........................................20
    5.2.    Termination...................................................20

SECTION 6.  COLLATERAL SECURITY...........................................21
    6.1.    Grant of Security Interest....................................21
    6.2.    Lien on Deposit Accounts......................................22
    6.3.    Lien on Real Estate...........................................22
    6.4.    Other Collateral..............................................22
    6.5.    Lien Perfection; Further Assurances...........................22
    6.6.    Limitation on Equity Interests................................23


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SECTION 7.  COLLATERAL ADMINISTRATION.....................................23

    7.1.    General.......................................................23
    7.2.    Administration of Accounts....................................24
    7.3.    Administration of Inventory...................................26
    7.4.    Administration of Equipment...................................26
    7.5.    Borrowing Base Certificates...................................27
    7.6.    Payment of Charges............................................27

SECTION 8.  REPRESENTATIONS AND WARRANTIES................................27
    8.1.    General Representations and Warranties........................27
    8.2.    Reaffirmation of Representations and Warranties...............32
    8.3.    Survival of Representations and Warranties....................32

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS...........................33
    9.1.    Affirmative Covenants.........................................33
    9.2.    Negative Covenants............................................35
    9.3.    Specific Financial Covenants..................................39

SECTION 10. CONDITIONS PRECEDENT..........................................39
    10.1.   Conditions Precedent to Initial Loans.........................39
    10.2.   Conditions Precedent to All Credit Extensions.................42
    10.3    Limited Waiver of Conditions Precedent........................42

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.............42
    11.1.   Events of Default.............................................42
    11.2.   Acceleration of  Obligations; Termination of Commitments......45
    11.3.   Other Remedies................................................45
    11.4.   Setoff........................................................47
    11.5.   Remedies Cumulative; No Waiver................................47

SECTION 12. MISCELLANEOUS.................................................47
    12.1.   Power of Attorney.............................................48
    12.2.   Indemnity.....................................................48
    12.4.   Modification of Agreement; Sale of Interest...................49
    12.5.   Severability..................................................49
    12.6.   Successors and Assigns........................................49
    12.7.   Cumulative Effect; Conflict of Terms..........................49
    12.8.   Execution in Counterparts.....................................49
    12.9.   Notice........................................................49
    12.10.  Performance of Borrowers' Obligations.........................50
    12.11.  Lender's Consent..............................................51
    12.12.  Credit Inquiries..............................................51
    12.13.  Time of Essence...............................................51
    12.14.  Entire Agreement; Appendix A and Exhibits.....................51
    12.16.  Governing Law; Consent To Forum...............................51
    12.17.  Waivers by Borrowers..........................................52

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                               LIST OF EXHIBITS


Exhibits

Exhibit A    Form of Term Note
Exhibit B    Notice of Conversion/Continuation
Exhibit C    Notice of Borrowing
Exhibit D    Compliance Certificate
Exhibit E    Opinion Letter Requirements



Schedules

    Borrowers' and their Subsidiaries' Business Locations
    Jurisdictions in which Borrowers and their Subsidiaries are Authorized to do
        Business
    Capital Structure of Borrowers
    Corporate Names
    Tax Identification Numbers of Subsidiaries
    Patents, Trademarks, Copyrights and Licenses
    Contracts Restricting Borrowers' Rights to Incur Debts
    Litigation
    Capitalized and Operating Leases
    Operating Leases
    Pension Plans
    Labor Contracts
    Permitted Liens


                                    - iii -

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                         LOAN AND SECURITY AGREEMENT


    THIS LOAN AND SECURITY AGREEMENT is made on October 18, 2002, by and among Fleet Capital Corporation (together with its successors and assigns, "Lender"), a Rhode Island corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339; Flanders Corporation ("Flanders," individually and, in its capacity as the representative of the other Borrowers pursuant to Section 3.3 hereof, "Borrowers' Agent"), a North Carolina corporation, Flanders/Precisionaire Corp., a North Carolina corporation ("Flanders/Precisionaire"), Flanders Filters, Inc., a North Carolina corporation ("Filters"); Flanders/CSC Corporation, a North Carolina corporation ("CSC"), Precisionaire, Inc., a Florida corporation ("Precisionaire"), Precisionaire of Utah, Inc. a Utah corporation ("Utah"),Eco-Air Products, Inc., a California corporation ("Eco-Air"), Air Seal Filter Housings, Inc., a Texas corporation ("Air Seal"), and Flanders Realty Corp., a North Carolina corporation ("Flanders Realty") (all of the foregoing collectively referred to herein as "Borrowers" and individually as a "Borrower"), each with its chief executive office and principal place of business at 2399 26th Avenue North, St. Petersburg, Florida 33734. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.


                               R e c i t a l s:

    Each Borrower has requested that Lender make available a revolving credit, term loan and letter of credit facility to Borrowers, which facility shall be used by Borrowers to finance their mutual and collective enterprise of designing, manufacturing, and marketing a broad range of air filtration products. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lender will, at the request of any Borrower, make loans to all Borrowers under the credit facilities on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Lender, all to the mutual advantage of Borrowers. Lender's willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

    NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

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SECTION 1.    CREDIT  FACILITY

    Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to $40,000,000 available to Borrowers as follows:

    1.1.  Revolver Facility.

        1.1.1. Revolver Loans. Lender agrees, to the extent of the Revolver Commitment and upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Term, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lender shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. The Revolver Loans shall bear interest as set forth in Section 2.1 hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

        1.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lender is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.1.5.

        1.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to satisfy any Debt owing on the Closing Date to SunTrust Bank; (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by Borrowers to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

        1.1.4. Revolver. The Revolver Loans made by Lender and interest accruing thereon shall be evidenced by the records of Lender. All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 4.2 hereof.

    1.2.  Term Loan Facility.

        1.2.1. Term Loan. Subject to and upon the terms and conditions herein set forth, Lender agrees to make to Borrowers a Term Loan in a principal amount not to exceed the Term Loan Commitment. The Term Loan shall be funded by Lender on the Closing Date concurrently with Lender's funding of the initial Revolver Loans. The proceeds of the Term Loan shall be used solely by Borrowers for purposes for which the proceeds of the Revolver Loans are authorized to be used. Borrowers shall not be permitted to reborrow any amount repaid with respect to the Term Loan. The Term Loan shall initially be a Base Rate Loan.

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        1.2.2.  Term Note.  On the Closing Date, Borrowers shall execute and deliver to Lender a promissory note substantially in the form of Exhibit A attached hereto and made a part hereof (the "Term Note") to evidence the Term Loan. The Term Note shall be dated the Closing Date and shall provide for payment of the Term Loan as specified in Section 4.3 hereof.

    1.3.  LC Facility

        1.3.1. Procurement of Letters of Credit. Subject to all of the terms and conditions hereof, Lender agrees to establish the LC Facility, pursuant to which, during the period from the date hereof until the 30th day prior to the last day of the Term and provided no Default or Event of Default exists, Lender shall procure from Bank one or more Letters of Credit on Borrowers' request therefor from time to time, subject to the following terms and conditions:

            (i) Borrowers acknowledge that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by Lender, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to execute any LC Support or to join with Borrowers in executing an LC Application unless (x) Lender receives an LC Request from Borrowers at least 3 Business Days prior to the date on which Borrowers desires to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of Lender's receipt of the LC Request and at the time of the requested execution of the LC Application. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000. In no event shall Lender have any liability or obligation to Borrowers or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

            (ii) Letters of Credit may be requested by Borrowers only if they are to be used (a) to support obligations of Borrowers incurred in the Ordinary Course of Business, on a standby or documentary basis or (b) for such other purposes as Lender may approve from time to time in writing.

            (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Lender shall have the same rights and remedies that Bank has under any agreements that Borrowers may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrowers agree to reimburse Bank for any draw under any Letter of Credit immediately as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrowers may have at any time against Bank or any other Person. If Lender shall pay any amount under a LC Support with respect to any Letter of Credit, then Borrowers shall pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Lender under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by Lender under such LC Support (or, if payment thereunder was made by Lender in a currency other than Dollars, an amount equal to the Dollar equivalent of such currency at the time of Lender's payment under such LC Support, in each case) together with interest from and after the Reimbursement Date of Lender's payment under such LC Support until payment in full is made by Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Lender has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Lender, in addition to all

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Of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with Borrowers relating to the issuance of such Letter of Credit, and (B) the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers has been discharged with the proceeds of such Letter of Credit. Whether or not a Borrower submits any Notice of Borrowing to Lender, Borrowers shall be deemed to have requested from Lender a Borrowing of Base Rate Loans in an amount necessary to pay to Lender all amounts due Lender on any Reimbursement Date and whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the Borrowing deemed requested by Borrowers would result in, or increase the amount of, any Out-of-Formula Condition or any of the conditions set forth in Section
10 hereof are not satisfied.

            (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Lender for any payment made by Lender under the LC Support shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrowers contend that, as a consequence of such noncompliance they have no obligation to reimburse Bank for any payment made with respect thereto, Borrowers shall nevertheless be obligated to reimburse Lender for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrowers may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrowers directly with Bank.

             (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

             (vi) Borrowers hereby authorize and direct Bank to deliver to Lender all instruments, documents and other writings and Property received by Bank pursuant to or in connection with any Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related LC Application.

        1.3.2. Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Lender's request, forthwith deposit with Lender, in cash, an amount equal to 105% of the aggregate amount of all LC Outstandings. If Borrowers fail to make such deposit on the first Business Day following Lender's demand therefor, Lender may advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender's discretion, in Cash Equivalents. Each Borrower hereby pledges to Lender and grants to Lender a security interest in all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender with respect to the LC Outstandings. Neither Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have

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any right to withdraw any of the Cash Collateral held in the Cash Collateral
Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Lender may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrowers).

        1.3.3. Indemnifications. In addition to any other indemnity which Borrowers may have to Lender under any of the other Loan Documents and without limiting such other indemnification provisions, each Borrower hereby agrees to indemnify and defend each Indemnitee and to hold each Indemnitee harmless from and against any and all Claims which any of the Indemnitees (other than as the actual result of their own bad faith, gross negligence or willful misconduct or any issuer's willful and wrongful failure to pay under any Letter of Credit after proper presentation to it by the beneficiary of a document complying with the terms and conditions of the Letter of Credit) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.


SECTION 2.  INTEREST, FEES AND CHARGES

    2.1.  Interest.

        2.1.1.  Rates of Interest.

            (i) Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the following applicable rate: (a) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin for Revolver Loans that are Base Rate Loans plus the Base Rate in effect from time to time; or (b) for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin for Revolver Loans that are LIBOR Loans plus the Adjusted LIBOR Rate for the applicable Interest Period selected by a Borrower.

            (ii) Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts outstanding with respect to the Term Loan from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the following applicable rate: (a) for any portion of the Term Loan made or outstanding in whole or in part as a Base Rate Loan, the Applicable Margin for any portion of the Term Loan that is a Base Rate Loan plus the Base Rate in effect from time to time; or (b) for any portion of the Term Loan made or outstanding in whole or in part as a LIBOR Loan, the Applicable Margin for any portion of the Term Loan that is a LIBOR Loan plus the Adjusted LIBOR Rate for the applicable Interest Period selected by a Borrower.

    Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Lender shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and

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including the date on which such Loan is made, converted to a Loan of another
Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 4.75% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 5.25% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan and is 5.75% per annum with respect to any portion of the Term Loan bearing interest as a Base Rate Loan.

        2.1.2.  Conversions and Continuations.

            (i) Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.

            (ii)  Whenever Borrowers desire to convert or continue Loans under
Section 2.1.2(i), Borrowers shall give Lender written notice (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit B ("Notice of Conversion/Continuation"), signed by an authorized officer of Borrowers, at least 1 Business Day before the requested conversion date in the case of a conversion into Base Rate Loans, and by 11:00 a.m. at least 2 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

        2.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that:

            (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

            (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;


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            (iii)  any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

            (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal; and

            (v) no Interest Period shall extend beyond the last day of the Term.

        2.1.4. Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrowers' Agent of such determination. Until Lender notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

        2.1.5. Default Rate of Interest. Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrowers' Agent's receipt of notice of Lender's election to charge the Default Rate based upon the existence of any Event of Default, whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding, whether or not under the circumstances described in either clause (i) or (ii) hereof Lender elects to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Lender. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense. Interest accrued at the Default Rate shall be payable on demand.

    2.2.  Fees.

        2.2.1. Closing Fee. Borrowers shall be jointly and severally obligated to pay to Lender a closing fee of $235,000, which fee shall be paid concurrently with the initial Loans hereunder.

        2.2.2. Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Lender, a monthly fee equal to the Applicable Margin for the unused line fee divided by 360 days multiplied by the number of days in the month multiplied by the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the amount of the Revolver Commitment, such fee to be paid on the first day of the following month; but if the

Commitments are terminated on a day other than the first day of a month, then such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

        2.2.3. Audit and Appraisal Fees. Borrowers shall reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with all audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as Lender shall deem appropriate and shall pay to Lender its customary fee per day (currently $850 per day) for each day that an employee or agent of Lender shall be engaged in an examination or review of Borrowers' books and records.

        2.2.4. LC Facility Fees. Borrowers shall be jointly and severally obligated to pay: (a) to Lender, through its Treasury and International Services Group, for Letters of Credit, a per annum fee equal to the Applicable Margin for Revolver Loans that are LIBOR Loans in effect from time to time based on the maximum amount available to be drawn under all LC Outstandings together with the principal amount of Letters of Credit paid or extinguished during such month, payable monthly, in arrears, on the first Business Day of the following month; and (b) to Bank, for its own account, all normal and customary charges associated with the issuance, amending, negotiating, processing and administration of Letters of Credit.

        2.2.5. Collateral Monitoring Fee. Borrowers shall be jointly and severally obligated to pay to Lender a collateral monitoring fee of $2,500 per month, payable in advance on the Closing Date and on the first day of each month thereafter.

        2.2.6. General Provisions. All fees shall be fully earned by Lender when due and payable (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund, rebate or proration. All fees provided for in this Section 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

    2.3. Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the Business Day that Lender receives such items in immediately available funds in the Payment Account, and Lender shall be deemed to have received such Payment Item on the date specified in Section 4.6 hereof.

    2.4.  Reimbursement of Expenses.

        2.4.1. Borrowers shall reimburse Lender for all legal, accounting, appraisal and other fees and expenses incurred by Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Lender's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to Borrowers' books and records or any of the Collateral; (v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action

(whether instituted by or against Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Lender's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations;
(vii) the protection or enforcement or any rights or remedies of Lender in any Insolvency Proceeding; and (viii) any other action taken by Lender to enforce any of the rights or remedies of Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrowers under this
Section 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Lender. Borrowers also shall reimburse Lender for expenses incurred by Lender in its administration of any of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Lender.

        2.4.2. If at any time Lender shall agree to indemnify any Person (including Bank) against losses or damages that such Person may suffer or incur in its dealings or transactions with a Borrower, or shall guarantee any liability or obligation of a Borrower to such Person, or otherwise shall provide assurances of a Borrower's payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Lender with respect to Cash Management Agreements, Hedging Agreements or Letters of Credit, then Borrowers shall indemnify and defend Lender and shall hold Lender harmless from and against any and all liability it may have under any such indemnity, guaranty or assurance, and any amounts so paid by Lender shall be repaid to Lender immediately by Borrowers. Borrowers' agreement to indemnify and defend Lender shall constitute part of the Obligations that are secured by the Collateral, and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Lender in connection with any such indemnity, guaranty or assurance, except that repayment with respect to any LC Support shall be due on the Reimbursement Date as provided in
Section 1.3.1(iii). Nothing herein shall be construed to impose upon Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 1.3 hereof. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower's knowledge of the existence thereof, and shall be in addition to any of the provision of the Loan Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Lender.

    2.5. Bank Charges. Borrowers shall be jointly and severally obligated to pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution (including any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of a Borrower, by Lender or any Participant, of proceeds of Loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any Payment Item received or delivered to Lender or any Participant on account of the Obligations. Each Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrowers based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender.

    2.6. Maximum Interest. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of any of the Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in any of the Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of Interest set forth in Section
2.1.1 of this Agreement, or in the Term Note and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

    2.7. Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of Lender or Bank in such market, then, Lender may (1) declare that LIBOR Loans will not thereafter be made by Lender, whereupon any request by Borrowers for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless Lender's declaration shall be subsequently withdrawn; and (2) require that all outstanding LIBOR Loans made by Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.7 insofar as Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of any Borrower's receipt of the aforesaid notice from Lender.

    2.8. Increased Costs. If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

        (i) Lender shall be subject after the date hereof to any Taxes with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of tax on the overall net income or gross receipts of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

        (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by Lender, then Lender shall, promptly after determining the existence or amount of any such increased costs for which Lender seeks payment hereunder, give Borrowers notice thereof and Borrowers shall from time to time, upon written notice from and demand by Lender, pay to Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers by Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

    If Lender shall advise Borrowers at any time that, because of the circumstances described herein above in this Section 2.8 or any other circumstances arising after the date of this Agreement affecting Lender or the London interbank market or Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding LIBOR Loans, then, and in any such event:

        (i) Lender shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such event;

        (ii) Borrowers' right to request and Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrowers' right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended; and

        (iii) Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

    For purposes of this Section 2.8, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

    2.9. Capital Adequacy. If Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law, by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material, Borrowers shall pay to Lender, as an additional fee from time to time, on demand, such amount as Lender certifies to be the amount that will compensate Lender for such reduction. Lender will use reasonable efforts to notify Borrowers of any event occurring after the date of this Agreement that will entitle Lender to compensation under this Section 2.9 as promptly as practicable after Lender obtains knowledge of such event. A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender (including the basis for Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this
Section 2.9, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

    2.10. Funding Losses. If for any reason (other than due to a default by Lender or as a result of Lender's refusal to honor a LIBOR Loan request due to circumstances described in Sections 2.7 or 2.8 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrowers default in their obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall pay to Lender, within 10 days after Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

            L = ((R - T) x P x D) / 360

                 where

            L = amount payable
            R = interest rate applicable to the LIBOR Loan unborrowed or prepaid T = effective interest rate per annum at which any readily marketable bond or other obligations of the United States, selected at Lender's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Lender on the day of such payment of principal or failure to borrow
            P = the amount of principal paid or the amount of the LIBOR Loan requested or to have been converted or continued
            D = the number of days remaining in the Interest Period as of the date of such prepayment or the number of days in the requested Interest Period

Borrowers shall pay such amount upon presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.10, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender. The calculations of all amounts payable to Lender under this Section 2.10 shall be made as though Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; provided, however, Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.10.

SECTION 3.  LOAN ADMINISTRATION

    3.1. Manner of Borrowing and Funding Revolver Loans. Borrowings under the Revolver Commitment established pursuant to Section 1.1 hereof shall be made and funded as follows:

        3.1.1.  Notice of Borrowing.

             (i)  Whenever Borrowers desire to make a Borrowing under Section
1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.2), Borrowers' Agent, on behalf of Borrowers, shall give Lender prior written notice (or telephonic notice promptly confirmed in writing if requested by Lender) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of Exhibit C annexed hereto and signed by an authorized officer of Borrowers. Such Notice of Borrowing shall be given by Borrowers' Agent to Lender no later than 11:00 a.m. at the office of Lender designated by Lender from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. The Revolver Loans and the Term Loan made by Lender on the Closing Date shall each be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as, or converted into, Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowings are to be disbursed. Borrowers may not request any LIBOR Loans if a Default or Event of Default exists.

             (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Outstandings and any amounts owed to an affiliate of Lender) shall be deemed irrevocably to be a request (without the requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Lender shall have no obligation to Borrowers to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent set forth in Section 10 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

             (iii) If Borrowers elect to establish a Controlled Disbursement Account with Bank or any Affiliate of Bank, then the presentation for payment by Bank of any check or other item of payment drawn on the Controlled Disbursement Account shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed by way of direct payment to the Controlled Disbursement Account and shall bear interest as Base Rate Loans. Lender shall have no obligation to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 10 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless whether such Revolver Loan is funded after the Commitment Termination Date.

             (iv) As an accommodation to Borrowers, Lender may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers' Agent; provided, however, that, if requested by Lender, Borrowers' Agent shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Lender by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower's Agent and Lender shall not have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

        3.1.2. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by Borrowers' Agent, on behalf of any Borrower, or deemed to be requested pursuant to Section 3.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers' Agent and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers' Agent; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by Borrowers' Agent or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

    3.2.  Special Provisions Governing LIBOR Loans.

        3.2.1. Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time exceed 5.

        3.2.2.  Minimum Amounts.  Each Borrowing of LIBOR Loans pursuant to
Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

        3.2.3 LIBOR Lending Office. Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by Lender pursuant to Section
2.7 or Section 2.8 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

    3.3. Borrowers' Representative. Each Borrower hereby irrevocably appoints Flanders as, and Flanders shall act under this Agreement as, the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information or any other notice or communication made or given by Flanders, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected. Lender may maintain a single Loan Account in the name of "Flanders Corporation" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

    3.4. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Lender's Lien upon all of the Collateral.

SECTION 4.    PAYMENTS; NATURE OF EACH BORROWER'S LIABILITY

    4.1. General Repayment Provisions. All payments (including all prepayments) of principal of and interest on the Loans, LC Outstandings and other Obligations shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 1:00 p.m. on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).

    4.2.  Repayment of Revolver Loans.

        4.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

            (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Lender, unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon
(a) each receipt by a Borrower or Lender of any proceeds of any Accounts or Inventory, to the extent of such proceeds, and (b) the Commitment Termination Date.

             (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Lender, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless

(x) otherwise agreed in writing by Lender or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Lender concurrently with any prepayment of a LIBOR Loan any amount due Lender under Section 2.10 hereof as a consequence of such prepayment. Notwithstanding the foregoing provisions of this Section 4.2.1(ii), if on any date that Lender receives proceeds of any of the Accounts or Inventory, there are no Revolver Loans outstanding as Base Rate Loans, Lender may either hold such proceeds as cash security for the Obligations or application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date or if an Event of Default or Out-of-Formula Condition exists, can apply such amounts to the Obligations and in satisfaction of amounts under Section 1.1.2 of this Agreement).

             (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Lender's demand or the first Business Day after a Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately either (a) deposit with Lender, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and, payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, to be subject to Lender's Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Lender any and all amounts required by Section 2.10 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

        4.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

    4.3.  Repayment of Term Loan.

        4.3.1. Payment of Principal. The Term Note shall be paid in consecutive monthly installments in an amount equal to $116,650 each and shall be payable on the first day of each month, commencing on the first day of the month immediately following the Closing Date, and ending on the first day of the sixtieth month thereafter, and the final installment of which shall be in an amount equal to the remaining principal balance of the Term Loan together with all interest accrued thereon and notwithstanding the foregoing, shall be payable on October 17, 2007. The Term Loan, if not sooner paid, shall be due and payable in full on the Commitment Termination Date.

        4.3.2. Payment of Interest. Interest accrued on the Term Loan shall be due and payable on (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, whether all or any portion of the Term Loan bears interest as a Base Rate Loan or a LIBOR Loan, (ii) the last day of the applicable Interest Period in the case of any portion of the Term Loan that is a LIBOR Loan, and
(iii) the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

        4.3.3. Mandatory Prepayment of Term Loan. Borrowers shall prepay the entire unpaid principal balance of the Term Loan, and all accrued but unpaid interest thereon, upon the Commitment Termination Date. Borrowers also shall be required to prepay the Term Loan as follows:

            (i) Borrowers shall prepay the Term Loan in connection with dispositions of Equipment by any Borrower, as and when required by Section 7.4.2 hereof; and

            (ii) Borrowers shall prepay the Term Loan from the Net Proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate.

        4.3.4. Optional Prepayments of Term Loan. Borrowers may, at their option, prepay any portion of the Term Loan consisting of Base Rate Loans in whole at any time or in part from time to time, in amounts aggregating $50,000 or any greater integral multiple of $50,000, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment and any applicable prepayment premium set forth below. Any portion of the Term Loan consisting of LIBOR Loans may be prepaid, at Borrowers' option, at any time in whole or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $50,000 in excess thereof, together with any applicable charges pursuant to Section 2.10 hereof. Borrowers shall give written notice (or telephonic notice confirmed in writing) to Lender of any intended prepayment not less than 1 Business Day prior to any prepayment of Base Rate Loans and not less than 2 Business Days prior to any prepayment of LIBOR Loans. Such notice, once given, shall be irrevocable.

        4.3.5. Application of Prepayments. Each prepayment of the Term Loan shall be applied first to accrued but unpaid interest and the balance to installments of principal in the inverse order of their maturities. Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans, but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Lender, Borrowers may elect as to such LIBOR Loan to deliver cash to Lender in the amount of the required prepayment, to be held by Lender as Cash Collateral security until the end of the applicable Interest Period, at which time Lender shall disburse such Cash Collateral for application to such LIBOR Loans.

    4.4. Payment of Other Obligations. The balance of the Obligations requiring the payment of money, including the LC Outstandings and Extraordinary Expenses incurred by Lender, shall be repaid by Borrowers to Lender as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

    4.5. Marshaling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of any Borrower or any other Obligor or against or in payment or payments of any or all of the Obligations. To the extent that any Borrower makes a payment to Lender or Lender receives payment or payments from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any such recovery, the loss by Lender, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.5 shall survive any termination of the Commitments and payment in full of the Obligations.

    4.6. Application of Payments and Collateral Proceeds. All Payment Items received by Lender by 12:00 noon on any Business Day shall be deemed received on that Business Day. All Payment Items received after 12:00 noon, on any Business Day shall be deemed received on the following Business Day. Each prepayment of the Term Loan shall be applied first to accrued but unpaid interest and then to installments of principal in the inverse order of their maturities. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Lender from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of Lender's collection of proceeds of Accounts and other Collateral as authorized by Section 7.2.6 hereof a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists.

    4.7. Gross Up for Taxes. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

    4.8. Loan Account. Lender shall establish an account on its books (the "Loan Account") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

    4.9. Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to Section 12.9. Such notice shall only be deemed an objection to those items specifically objected to therein. Failure of Lender to render any such account shall in no way affect the rights of Lender hereunder.

    4.10.  Nature and Extent of Each Borrower's Liability.

        4.10.1. Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans, and other Obligations, regardless of which Borrowers actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Lender is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

        4.10.2. Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any of the Obligations or any Instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender, (iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Lender's release of any Collateral or of its Liens upon any Collateral, (v) Lender' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or
(xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Obligor. At any time an Event of Default exists, Lender may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Lender under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing such Borrower or another Obligor. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

        4.10.3. No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Lender from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and the Commitment is terminated.

        4.10.4. Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers shall be obligated to make contribution (a "Contributing Borrower") to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each

Accommodation Payment of each Borrower by the Allocable Percentage of the Borrowers from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

        4.10.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 5.  TERM AND TERMINATION

    5.1. Term of Commitments. Subject to Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof through the close of business on October 17 , 2007 (the "Term").

    5.2.  Termination.

        5.2.1. Termination by Lender. Lender may terminate the Commitments without notice upon or after the occurrence of an Event of Default; provided, however, that the Commitments shall automatically terminate as provided in
Section 11.2 hereof.

        5.2.2. Termination by Borrowers. Upon at least 90 days prior written notice to Lender, Borrowers may, at their option, terminate the Commitments; provided, however, no such termination by Borrowers shall be effective until Borrowers have satisfied all of the Obligations and executed in favor of and delivered to Lender a general release of all Claims that Borrowers may have against Lender. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing. Borrowers may elect to terminate the Commitments in their entirety only. No section of this Agreement or Type of Loan available hereunder or Commitment may be terminated by Borrowers singly.

        5.2.3. Termination Charges. On the effective date of termination of the Commitments pursuant to Section 5.2.2, Borrowers shall jointly and severally pay to Lender (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 2.0% of the Revolver Commitment if termination occurs during the first Loan Year; 1.0% of the Revolver Commitment if termination occurs during the second Loan Year; and

0.50% of the Revolver Commitment if termination occurs during the third Loan Year. In no event shall any termination charge be payable if the effective date of termination occurs on the last day of the Term.

        5.2.4. Effect of Termination. On the effective date of termination of the Commitments by Lender or by Borrowers, all of the Obligations shall be immediately due and payable and Lender shall have no obligation to make any Loans or to procure any Letter of Credit. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have satisfied the Obligations to Lender, in full. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Lender in same day funds and all Obligations that are at the time in question contingent (including any LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Lender or Lender has received as beneficiary a direct pay letter of credit in form and from an issuing bank reasonably acceptable to Lender and providing for direct payment to Lender of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Lender under any LC Support). Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Lender shall have received either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of Section 4.5 and all obligations of Borrowers to indemnify Lender shall be joint and several and pursuant to this Agreement shall in all events survive any termination of the Commitments.

SECTION 6.  COLLATERAL SECURITY

    6.1. Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, each Borrower hereby grants to Lender, for the benefit of itself as Lender and as agent for any Affiliate of Lender, a continuing security interest in and Lien upon all of the following personal Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         (i)  all Accounts Collateral;

         (ii)  all Goods, including all Inventory and all Equipment;

         (iii)  all Instruments;

         (iv)  all Commercial Tort Claims;

         (v)  all Supporting Obligations;

         (vi) all Chattel Paper, including Electronic Chattel Paper and Tangible Chattel Paper;

         (vii) all General Intangibles, including all Payment Intangibles and all Software;

         (viii)  all Deposit Accounts;

         (ix) all Investment Property (but excluding any portion thereof that constitutes Margin Stock, unless otherwise expressly provided in any Security Documents);

         (x)  all Letter-of-Credit Rights;

         (xi) all monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any Cash Collateral in the Cash Collateral Account;

         (xii) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (xi) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any of the Collateral; and

         (xiii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (xii) above.

    6.2. Lien on Deposit Accounts. As additional security for the payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon and hereby collaterally assigns to Lender all of such Borrower's right, title and interest in and to each Deposit Account of Borrowers and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Lender upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to such Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrowers with such depository for application to the Obligations then outstanding, and the rights given Lender in this Section shall be cumulative with and in addition to Lender's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Borrower hereby irrevocably appoints Lender as its attorney to collect any and all such balances to the extent any such payment is not made to Lender by such bank or other depository after demand thereon is made by Lender pursuant hereto.

    6.3. Lien on Real Estate. The due and punctual payment and performance of the obligations shall also be secured by the Lien created by the Mortgages upon all Real Estate of Borrowers and the other Obligors described therein. The Mortgages shall be executed by Borrowers and the other Obligors in favor of Lender on or before the Closing Date and shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby.

    6.4.  Other Collateral.  In addition to the items of Property referred to in
Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

    6.5. Lien Perfection; Further Assurances. Promptly after Lender's request therefor, each Borrower shall execute or cause to be executed and deliver to Lender such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Lender's Lien upon the Collateral, and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this
Agreement.   Borrowers shall give Lender prompt written notice at any time any

Borrower commences a material Commercial Tort Claim against any Person and shall execute such documents as are necessary under the UCC to grant to Lender and perfect Lender's Lien in such Commercial Tort Claim. Unless prohibited by Applicable Law, each Borrower hereby irrevocably authorizes Lender to execute and/or file in any jurisdiction any financing statement or amendment thereto on such Borrower's behalf, including financing statements that indicate the Collateral (i) as all assets or all personal property of such Borrower or words to similar effect or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this Section 6. Each Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

    6.6. Limitation on Equity Interests. Notwithstanding anything to the contrary set forth in Section 6.1 above, the types or items of Collateral described in such Section shall include only sixty-six percent (66%) of the Equity Interests of any Foreign Subsidiary.

SECTION 7.  COLLATERAL ADMINISTRATION

    7.1.  General

        7.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations of a Borrower set forth in
Schedule 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Lender, except that in the absence of an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, a Borrower (i) may make sales of Inventory in the Ordinary Course of Business and (ii) dispose of Equipment to the extent authorized by Section 7.4.2 hereof and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on Schedule
7.1.1 hereto so long as Borrowers have given Lender at least 30 Business Days' prior written notice of such new location and prior to moving any Inventory or Equipment to such location where there have been filed any UCC-1 financing statements and any other appropriate documentation necessary to perfect or continue the perfection of Lender's first priority Liens with respect to such Inventory or Equipment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in Schedule 7.1.1) unless (i) such Borrower is the owner of such location, (ii) such Borrower leases such location and the landlord has executed in favor of Lender a landlord waiver in form and substance satisfactory to Lender, or (iii) the Collateral consists of Inventory placed with a warehouseman or a processor, Lender has received from such warehouseman, bailee or processor an acceptable Lien waiver agreement and an appropriate UCC-1 financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of Lender's security interest in such Inventory.

        7.1.2.  Insurance of Collateral; Condemnation Proceeds.

            (i) Each Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. All proceeds payable under each such policy shall be payable to Lender for application to the Obligations. Each Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements reasonably satisfactory to Lender, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge each Borrower therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Each Borrower shall have the right to settle, adjust and compromise any claim involving an amount of $500,000 or less in any calendar year (unless an Event of Default exists) with respect to any insurance maintained by each Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be
authorized to settle, adjust and compromise such claims.   Lender shall have all
rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

            (ii) Any proceeds of insurance referred to in this Section 7.1.2 and any condemnation awards that are paid to Lender in connection with a condemnation of any of the Collateral shall be paid to Lender and (a) in the case of proceeds that relate to Inventory, applied first to the payment of the Revolver Loans and then to any other Obligations outstanding, and (b) in the case of proceeds of Equipment or real Property applied first to the Term Loan, and then to any other Obligations outstanding, provided that if requested by any Borrower in writing within 5 days after Lender's receipt of such proceeds and if no Default or Event of Default exists, each Borrower may apply such proceeds to repair or replace the damaged or destroyed Equipment or real Property so long as
(1) such repair or replacement is promptly undertaken and concluded, (2) replacements of buildings are constructed on the sites of the original casualties and are of comparable size, and quality and utility to the destroyed buildings, (3) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens, (4) each Borrower complies with such disbursement procedures for such proceeds as Lender may reasonably impose for repair or replacement, and (5) the amount of proceeds from any single casualty affecting Equipment or real Property does not exceed $250,000.

        7.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

        7.1.4. Defense of Title to Collateral. Borrowers shall at all times defend their title to the Collateral and Lender's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

    7.2.  Administration of Accounts.

        7.2.1. Records, Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon. Each Borrower shall also provide to Lender on or before the 20th day of each month, a detailed aged trial balance of all of its Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $500,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify Lender of such occurrence promptly (and in any event within 2 Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Each Borrower shall deliver to Lender copies of invoices or invoice registers related to all of its Accounts.

        7.2.2. Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $200,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $200,000 with respect to any Accounts owing from an Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

        7.2.3. Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by any Borrower.

        7.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of any Borrower by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

        7.2.5. Maintenance of Dominion Account. Borrowers shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Lender and, in the case of such Dominion Account and lockbox arrangement, with such banks as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to each such bank an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrowers shall enter into agreements, in form satisfactory to Lender, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in the Dominion Account shall be subject to Lender's Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to Lender) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Lender does not assume any responsibility to Borrowers for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. On or before January 18, 2003, Borrowers shall have caused the Dominion Account and lockbox arrangement to be transferred and maintained at Bank.

        7.2.6. Collection of Accounts; Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of their Accounts for Lender. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Lender's benefit, and such Borrower shall immediately deposit same in kind in the Dominion Account, and Lender may apply such proceeds to the Obligations in the manner authorized by this Agreement. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors of each Borrower that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by Lender, including attorneys' fees.

    7.3.    Administration of Inventory.

        7.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory. Borrowers shall furnish Lender Inventory reports respecting such Inventory in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the 20th day of such month. Borrowers shall conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with Borrowers' historical practices and, if requested by Lender, shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request. Lender may participate in and observe each physical count of inventory at Borrowers' expense.

        7.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person, (ii) no Default or Event of Default exists or would result therefrom, (iii) the return of such Inventory will not result in an Out-of-Formula Condition, (iv) if the aggregate Value of all Inventory returned in any month exceeds $250,000, Borrowers promptly notifies Lender thereof, and (v) any payment received by any Borrower in connection with any such return is promptly turned over to Lender for application to the Obligations.

    7.4.  Administration of Equipment.

        7.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with Section 7.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

        7.4.2. Dispositions of Equipment. No Borrower will sell, lease or otherwise dispose of or transfer any of its Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate as to all Borrowers during any consecutive twelve-month period, has a fair market value or book value, whichever is more, of $200,000 or less, provided that all Net Proceeds thereof are remitted to Lender for application to the Loans (which application shall be first to the Term Loan, to the extent of the Net Proceeds thereof, and the balance, if any, to any other Obligations outstanding), or (ii) replacements of Equipment which has a fair market value or book value, whichever is more, of $500,000 or less and that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired within 30 days after disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens. Borrowers shall have given Lender at least 10 days prior written notice of any such disposition.

        7.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

    7.5. Borrowing Base Certificates. On the Closing Date and on or before the third Business Day of each week after the Closing Date, Borrowers shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business of the previous week, and at such other times as Lender may request. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer of Borrowers' Agent to Lender, provided that Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. The Borrowing Base on any date shall not be greater than the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Lender prior to such date, after giving effect to any adjustments that Lender may make in the calculation of such Borrowing Base Certificate as authorized by this Section 7.5.

    7.6.  Payment of Charges.  All amounts chargeable to Borrowers under this
Section 7 shall be Obligations secured by all of the Collateral and shall be payable on demand.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

    8.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make available the Commitments hereunder, each Borrower warrants and represents to Lender and covenants with Lender that:

        8.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on
Schedule 8.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on such Borrower or such Subsidiary.

        8.1.2. Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Borrower or any of its Subsidiaries; (ii) contravene any Borrower's or any of its Subsidiaries' Organization Documents; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

        8.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against it in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the application of general principles of equity.

        8.1.4. Capital Structure. As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of organization and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Equity Interests of each Borrower and each of its Subsidiaries and
(iv) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. Except as set forth on Schedule 8.1.4 hereto, to Borrowers' knowledge there are no outstanding agreements or instruments binding upon the holders of any Borrower's Equity Interests relating to the ownership of its Equity Interests.

        8.1.5. Names. During the 5-year period preceding the date of this Agreement, neither any Borrower nor any of its Subsidiaries has been known as or used any entity, fictitious or trade names except those listed on Schedule 8.1.5 hereto. Except as set forth on Schedule 8.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

        8.1.6. Business Locations; Agent for Process. As of the date hereof, each Borrower's and each of its Subsidiaries' chief executive office and other places of business of each Borrower and each of its Subsidiaries are as listed on Schedule 7.1.1 hereto. During the preceding five-year period, no Borrower nor any of its Subsidiaries has had an office or place of business or has any existing agent for service of process other than as listed on Schedule 7.1.1. Except as shown on Schedule 7.1.1, no Inventory of any Borrower or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

        8.1.7. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender pursuant to this Agreement and the Security Documents are first priority Liens, subject only to those

Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Lender.

        8.1.8. Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all written statements and representations made by a Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, with respect to each Eligible Account, each Borrower warrants:

            (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

            (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

            (iii) It is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender on request;

            (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

            (v) The contract under which such Account arose does not condition or restrict any Borrower's right to assign to Lender the right to payment thereunder unless Borrowers have obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Lender);

            (vi) Such Borrower has made no agreement with any Account Debtor for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to Section 7.2.1 hereof;

            (vii) To the best of such Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

            (viii) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

            (ix) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

        8.1.9. Financial Statements. The Consolidated and consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of August 31, 2002, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers' operations for such periods. Since August 31, 2002, there has been no material change in the condition, financial or otherwise, of any Borrower or such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by any Borrower or such other Persons.

        8.1.10.  Full Disclosure.  The financial statements referred to in
Section 8.1.9 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact or circumstances, known or that any Borrower should have known, which any Borrower has failed to disclose to Lender in writing that may reasonably be expected to have a Material Adverse Effect.

        8.1.11. Solvent Financial Condition. After giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, each Borrower and each of its Subsidiaries will be Solvent.

        8.1.12. Surety Obligations. Except as described on Schedule 8.1.12 hereto, as of the Closing Date, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person other than to another Borrower or Guarantor.

        8.1.13. Taxes. The federal tax identification numbers of each Borrower and each of its Subsidiaries are shown on Schedule 8.1.13 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries are adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

        8.1.14. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

        8.1.15. Intellectual Property. Each Borrower and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business without any conflict with the rights of others; there is no objection to the best of any Borrower's knowledge, or pending Intellectual Property Claim with respect to any Borrower's right to use any such Intellectual Property and no Borrower is aware of any grounds for challenge or objection thereto; and, except as may be described on

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Schedule 8.1.15, no Borrower pays any royalty or other compensation to any
Person for the right to use any Intellectual Property. All such Intellectual Property and other similar rights are listed on Schedule 8.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Obligor's business.

        8.1.16. Governmental Approvals. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it other than those Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect.

        8.1.17. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation (except those, the noncompliance with which, could not reasonably be expected to have a Material Adverse Effect). No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ' 201 et seq.). With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Agreement are true and correct on the date hereof.

        8.1.18. Burdensome Contracts. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, the performance of which by such Person has or could be reasonably expected to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur the Obligations, other than as set forth on
Schedule 8.1.18 hereto, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is party, in accordance with the terms of such Loan Documents.

        8.1.19. Litigation. Except as set forth on Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, which if resolved adversely to any Borrower or its Subsidiaries would have Material Adverse Effect. No Borrower or any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

        8.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower or any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt to any Person for Money Borrowed.

        8.1.21. Leases. Schedule 8.1.21 hereto is a complete listing of each capitalized and operating lease of each Borrower and each of its Subsidiaries on the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases except where such noncompliance could not reasonably be expected to have a Material

Adverse Effect, and, to the knowledge of Borrowers, there is no basis upon which the lessors under any such leases could terminate same or declare any Borrower or any of its Subsidiaries in default thereunder.

        8.1.22. Pension Plans. Except as disclosed on Schedule 8.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Except as disclosed on Schedule 8.1.22 hereto, each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection Multiemployer Plan.

        8.1.23. Trade Relations. There exists no actual (or, to Borrowers' knowledge, threatened) termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any Person or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower or any of its Subsidiaries or with any material supplier, and there exists no condition or state of facts or circumstances which would have a Material Adverse Effect or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

        8.1.24. Labor Relations. Except as described on Schedule 8.1.24 hereto, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or, to any Borrower's knowledge, threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

        8.1.25. Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

        8.1.26. Margin Stock. No Borrower nor any Subsidiary of a Borrower is engaged, principally or as one of its material activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

    8.2. Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by each Borrower on each day that any Obligations are outstanding or that Borrowers request or are deemed to have requested an extension of credit hereunder, except for changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Lender has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

    8.3. Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

    9.1. Affirmative Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall and shall cause each of its Subsidiaries to:

        9.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to such Borrower, to visit and inspect its Properties and the Properties of each of its Subsidiaries, inspect, audit and make extracts from such Borrower's and Subsidiary's books and records, and discuss with such Borrower's and Subsidiary's officers, employees and independent accountants, such Borrower's and each of its Subsidiary's business, assets, liabilities, financial condition, business prospects and results of operations. Lender shall not have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

        9.1.2. Notices. Notify Lender in writing promptly after Borrowers' obtaining knowledge thereof (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading; (ii) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claim is considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, which if determined adversely to any Obligor, would reasonably be expected to have a Material Adverse Effect; (iii) of any labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, or the expiration of any labor contract to which it is a party or by which it is bound; (iv) of any default by any Obligor under or termination of any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of any Obligor exceeding $500,000; (v) of the existence of any Default or Event of Default;
(vi) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount in excess of $500,000; (vii) of any judgment rendered against any Obligor in an amount exceeding $200,000; (viii) promptly after any Borrower's obtaining knowledge or notice thereof, of the termination or expiration of any License Agreements or any Borrower's execution of any such new License Agreements or amendments, extensions or modifications of any License Agreements and Borrowers shall provide Lender with copies of any such License Agreements or amendments, extensions or modifications; (ix) of the assertion by any Person of an Intellectual Property Claim; (x) of any violation or asserted violation by any Obligor of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws) the adverse resolution of which might reasonably be expected to have a Material Adverse Effect; (x) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor; and (xi) of the discharge of Borrowers' independent accountants or any withdrawal or resignation by such independent accountants from their accounting in such capacity. In addition, Borrowers shall give Lender at least 30 Business Days' prior written notice of any Obligor's opening of any new office or place of business.

        9.1.3. Financial and Other Reporting Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all of its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP and if required by Lender, the financial covenants set forth in Section 9.3 are amended in a manner requested by Lender to take into account the effects of such change):

             (i) as soon as available, and in any event within 105 days after the close of each Fiscal Year of Borrowers, unqualified audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

             (ii) as soon as available, and in any event within 30 days after the end of each month hereafter, including the last month of Borrowers' Fiscal Year, unaudited balance sheets of Borrowers and their respective Subsidiaries as of the end of such month and the related statements of income, shareholders' equity and cash flow for such month and for the portion of Borrowers' fiscal year then elapsed, on a Consolidated and consolidating basis, setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

             (iii) not later than 20 days after each calendar month, a monthly detailed trade payable aging in form acceptable to Lender;

             (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange; and

             (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and any of its Subsidiaries' financial condition or results of operations.

    Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrowers shall deliver to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1.3, or more frequently if requested by Lender during any period that a Default or an Event of Default exists, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate executed by the chief financial officer of Borrowers.

    Promptly after the sending or filing thereof, each Borrower shall also provide to Lender copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or such Borrower and its Subsidiaries' financial condition or results of operations.

        9.1.4. Landlord and Storage Agreements. Provide Lender with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

        9.1.5. Guarantor Financial Statements. Deliver or cause to be delivered to Lender financial statements for each Guarantor in form and substance satisfactory to Lender at such intervals and covering such time periods as Lender may request.

        9.1.6. Projections. No later than 30 days prior to the end of each Fiscal Year of Borrowers, deliver to Lender the Projections of Borrowers for the forthcoming Fiscal Year, month by month.

        9.1.7. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested; provided that nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender.

        9.1.8. Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably
expected to have a Material Adverse Effect.   Without limiting the generality of
the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrowers or any Subsidiary, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Lender and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

        9.1.9. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers' compensation, or larceny, embezzlement or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $25,000,000 in the aggregate.

        9.1.10. License Agreements. Keep each License Agreement in full force and effect for so long as any Borrower has any Inventory the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

        9.1.11. Bond Letters of Credit. Within 150 days after the Closing Date, cause the existing letters of credit issued by SunTrust Bank in connection with the North Carolina Bonds to be replaced by Letters of Credit issued by Bank.

    9.2. Negative Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless Lender has otherwise consented in writing, it shall not and shall not permit any Subsidiary to:

        9.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for mergers or consolidations of (i) any Subsidiary with another Subsidiary or (ii) any Borrower with another Borrower, or change its name or state of organization or conduct business under any new fictitious name.

        9.2.2. Loans. Make any loans or other advances of money to any Person other than (i) loans to distributors of a Borrower from time to time in the Ordinary Course of Business, not to exceed $1,000,000 in the aggregate as to all such distributors and subject to the prior delivery to Lender of any and all documentation, agreements or instruments required by Lender to evidence Lender's Lien in the note receivable and any and all other property securing such note receivable, or (ii) loans or advances to an officer or employee of Borrowers or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business.

        9.2.3. Permitted Debt. Create, incur, assume, guarantee, or suffer to exist any Debt, except: (i) the Obligations; (ii) Subordinated Debt existing on the Closing Date; (iii) Debt of any Subsidiary of such Borrower to such Borrower; (iv) accounts payable to trade creditors that are not aged more than 150 days from billing date or more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested; (v) obligations to pay Rentals permitted by Section 9.2.13; (vi) Permitted Purchase Money Debt; (vii) Debt for Money Borrowed by Borrowers, but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date from the proceeds of the initial Loans; (viii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (ix)
 Debt for Money Borrowed owing by Borrowers to Republic Bank of Florida, not to exceed in principal amount $2,500,000 in the aggregate; and (x) Debt not included in the preceding paragraphs of this Section 9.2.3 which is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $500,000 as to Borrowers and all of their Subsidiaries.

        9.2.4.  Affiliate Transactions.  Enter into, or be a party to any
transaction with any Affiliate or stockholder, except:   (i) the transactions
contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to such Borrower or its Subsidiaries; (iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Lender prior to the Closing Date; (v) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

        9.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

            (i)  Liens at any time granted in favor of Lender;

            (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) and not yet due or being Properly Contested;

            (iii) statutory Liens (excluding any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

            (iv)  Purchase Money Liens securing Permitted Purchase Money Debt;

            (v) Liens securing Debt of a Subsidiary of any Borrower to such Borrower or to another such Subsidiary;

            (vi) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to the Liens in favor of Lender;

            (vii) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), surety and appeal bonds, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Lender.

            (viii) zoning restrictions, licenses, easements, rights-of-way, restrictions, covenants or other agreements of record or other similar charges or encumbrances on real Property of a Borrower or a Subsidiary that do not interfere in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary;

            (ix) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrowers' cash on hand at the Closing Date or the proceeds of the Loans to be funded on the Closing Date;

            (x)  such other Liens as appear on Schedule 9.2.5 hereto; and

            (xi) such other Liens as Lender in its sole discretion may hereafter approve in writing.

        9.2.6. Subordinated Debt. Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Subordination Agreement relative thereto; or amend or modify any of the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the Subordination Agreement relative thereto, as a condition precedent to Borrowers' authorization make any such payment, Borrowers shall provide to Lender, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrowers' Agent stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

        9.2.7. Distributions. Declare or make any Distributions, except for Upstream Payments.

        9.2.8. Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, and (ii) existing under Applicable Law.

        9.2.9. Capital Expenditures. Make Capital Expenditures (including, expenditures by way of capitalized leases) which, in the aggregate, as to all Borrowers and their Subsidiaries, exceed (i) $4,000,000 during Fiscal Year 2002 of Borrowers, and (ii) $3,250,000 during each Fiscal Year of Borrowers thereafter.

        9.2.10. Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business for so long as no Event of Default exists hereunder, (ii) dispositions of Equipment to the extent authorized by
Section 7.4.2 hereof, (iii) a transfer of Property to such Borrower by its Subsidiary or (iv) other dispositions expressly authorized by other provisions of the Loan Documents.

        9.2.11. Subsidiaries. Form or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

        9.2.12.  Restricted Investments.  Make or have any Restricted
Investment.

        9.2.13. Leases. Become a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $400,000.
The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

        9.2.14. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Borrower or a Subsidiary of a Borrower.

        9.2.15. Fiscal Year. Establish a fiscal year different from the Fiscal Year.

        9.2.16. Organization Documents. Amend, modify or otherwise change any of the terms or provisions and any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower's or any of its Subsidiaries' rights and obligations to enter into and to perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

        9.2.17. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

        9.2.18. Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

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        9.2.19.  Accounting Changes.  Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP.

        9.2.20.  Restrictive Agreements.   Enter into or become a party to any
Restrictive Agreement; provided that (i) the foregoing shall not apply to Restrictive Agreements existing on the date hereof and identified on Schedule
8.1.18 (but shall apply to any amendment or modification expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) the foregoing shall not apply to restrictions or conditions imposed by any Restrictive Agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt and (iii) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

        9.2.21. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which such Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

    9.3. Specific Financial Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall:

        9.3.1. Consolidated Fixed Charge Coverage Ratio. Achieve Consolidated Fixed Charge Coverage Ratio of not less than 1.25 to 1.0 at all times, to be tested monthly as of the last day of each month (i) for the period from October 1, 2002 through September 30, 2003, as of the last day of each month during such period on a cumulative basis for the period to-date since October 1, 2002, and
(ii) for each month after September 30, 2003, as of the last day of each month based upon the immediately preceding twelve month period.

        9.3.2 Consolidated Total Funded Debt to Consolidated EBITDA. Permit Consolidated Total Funded Debt to Consolidated EBITDA to be more than the ratio shown below for the period corresponding thereto, to be tested monthly, as of the last day of each month based upon the immediately preceding twelve month period:

           Period                               Ratio


September 2002

3.50 to 1.0

October 2002

3.25 to 1.0

November 2002

3.00 to 1.0

December 2002

2.75 to 1.0

January 2003 and each month thereafter

2.50 to 1.0

        9.3.3. Minimum Availability. Maintain Availability at all times of not less than $1,500,000 (after deducting, for purposes of calculating Availability but not for purposes of payment, all accounts payable that are in excess of 90 days from invoice date on such date).

SECTION 10.  CONDITIONS PRECEDENT

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    10.1.  Conditions Precedent to Initial Loans.  Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to fund any Loan requested by Borrowers, procure any Letter of Credit or otherwise extend credit to Borrowers unless, on or before October 18, 2002, each of the following conditions has been and continues to be satisfied:

        10.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Lender by each of the signatories thereto in form and substance satisfactory to Lender and shall have been accepted by Lender, and each Obligor shall be in compliance with all of the terms thereof.

        10.1.2. Availability. (a) Lender shall have determined that immediately after Lender has made the initial Loans and Bank has issued the Letters of Credit to be issued on the Closing Date, contemplated hereby or requested by Borrowers hereunder, and paid (or made provision for payment of) all closing costs incurred in connection with the transactions contemplated hereby and after deducting (for purposes of calculating Availability but not for purposes of payment) all accounts payable that are in excess of 90 days from invoice date, Availability shall not be less than $5,000,000; and
(b) Availability as of the end of the immediately preceding month-end shall not be less than $5,000,000.

        10.1.3. Evidence of Perfection and Priority of Liens in Collateral. Lender shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

        10.1.4. Organization Documents. Lender shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of such Obligor's organization.

        10.1.5. Good Standing Certificates. Lender shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

        10.1.6. Title Insurance Policies. Lender shall have received, had at least 5 days to review and, found acceptable fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form, issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the Real Estate or leasehold interest, as the case may be, subject to the Mortgages, insuring the Mortgages to create a valid Lien on all Real Estate and valid Liens on the leasehold interest described therein with no exceptions which Lender shall not have approved in writing and no survey exceptions.

        10.1.7. Surveys. Lender shall have received, had at least 5 day to review and, found acceptable an as-built survey with respect to each parcel of real Property comprising a part of the Collateral, which survey shall indicate the following: (i) an accurate metes and bounds or lot, block and parcel description of such Property; (ii) the correct location of all buildings, structures and other improvements on such Property, including all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Property, and the location of any set-back or other building lines affecting such Property; and (iv) a certification by a registered land surveyor in form and substance acceptable to Lender, certifying

                                    - 40 -

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to the accuracy and completeness of such survey and to such other matters relating to such real Property and survey as Lender shall require.

        10.1.8. Opinion Letters. Lender shall have received favorable, written opinions of Parr Waddoups Brown Gee & Loveless, counsel to Borrowers and Guarantors, and the respective local counsel to Borrowers and Guarantors, as to the transactions contemplated by this Agreement and the matters set forth in Exhibit E attached hereto.

        10.1.9. Disbursement Letter; Borrowing Base Certificate. Lender shall have received written instructions from Borrowers directing application of proceeds of the Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrowers in form satisfactory to Lender.

        10.1.10. Landlord Agreements. Lender shall have received all landlord or warehouseman agreements with respect to all premises leased by any Obligor and which are disclosed on Schedule 7.1.1 hereto or at which any Collateral may be located.

        10.1.11.  Lockbox; Dominion Accounts; Account Control Agreements.
Lender shall have received the duly executed agreements establishing the lockbox and each Dominion Account, in each case with a financial institution acceptable to Lender for the collection or servicing of the Accounts and an account control agreement among Lender, Borrowers and each bank at which a Borrower maintains a Deposit Account, sufficient to give "control" (within the meaning of the UCC) to Lender over each such Deposit Account, all in form and substance satisfactory to Lender.

        10.1.12. Insurance. Lender shall have received certified copies of the property and casualty insurance policies of each Obligor with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Lender, and loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as lender's loss payee and mortgagee with respect to each such policy and certified copies of each Obligor's liability insurance policies, including product liability policies, together with endorsements naming Lender as an additional insured, all as required by the Loan Documents.

        10.1.13. Compliance with Laws and Other Agreements. Lender shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

        10.1.14. No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since August 31, 2002.

        10.1.15. Projections. Lender shall have received, in form and substance satisfactory to Lender, month by month Projections from the Closing Date through December 31, 2003, giving effect to Borrowers' projected Borrowings under this Agreement.

        10.1.16. Payment of Fees. Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Lender on the Closing Date.

        10.1.17. LC Conditions. With respect to the procurement of any Letter of Credit on the Closing Date, each of the LC Conditions is satisfied.

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        10.1.18. Bond Documents.  Lender shall have received, reviewed and found satisfactory in all respects each of the Bond Documents.

        10.1.19. Real Estate Appraisals. Lender shall have received, reviewed and found satisfactory in all respects all real estate appraisals with respect to the Real Estate.

        10.1.20. Environmental Audits. Lender shall have received, reviewed and found satisfactory in all respects each environmental audit with respect to any of the Property.

        10.1.21. Mortgagee Waivers. Lender shall have received mortgagee waivers, in form and substance satisfactory to Lender in all respects, from each mortgagee of any Property on which any of the Collateral is located or in which Lender has a Lien.

        10.1.22. Corporate Asset Chart. Lender shall have received, reviewed and found acceptable in all respects a corporate asset chart of Obligors that lists each Obligor and the aggregate amount of all assets and liabilities of such Obligor as of the Closing Date.

    10.2. Conditions Precedent to All Credit Extensions. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan or otherwise extend any credit or other financial accommodations to or for the benefit of any Borrower, unless and until each of the following conditions has been and continues to be satisfied:

        10.2.1. No Default. No Default or Event of Default exists at the time of, or would result from, the funding of any such Loan or other extension of credit.

        10.2.2. Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

        10.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

        10.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably expected to have a Material Adverse Effect.

        10.2.5. Borrowing Base Certificate. Lender shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Lender.

        10.2.6. LC Conditions. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is satisfied.

    10.3 Limited Waiver of Conditions Precedent. If Lender shall make any Loans, procure any Letter of Credit or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loans or the extension of such credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

    11.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":

    11.1.1. Payment of Obligations. Obligors shall fail to pay any of the Obligations (whether due at stated maturity, on demand, upon acceleration or otherwise).

    11.1.2. Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Obligor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

    11.1.3. Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 7.1.1, 7.2, 7.4.2, 9.1.1, 9.1.3, 9.2 or 9.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant or (ii) any covenant contained in Section 7.5 within 2 days after the date that such Borrower is required to perform, keep or observe such covenant; provided, that the 2 day grace period contained in subsection (ii) hereof shall not apply if any Borrower breaches Section 7.5 more than three times in any consecutive six month period.

    11.1.4. Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of such Borrower's receipt of written notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer of such Borrower; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15 day period, or which has been the subject of a prior failure within the preceding 180 days, or which is a willful and knowing breach by a Borrower.

    11.1.5. Default Under Security Documents/Other Agreements. Any event of default shall occur under, or any Obligor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or any of the Other Agreements and such default shall continue beyond any applicable grace period.

    11.1.6. Other Defaults. There shall occur any default or event of default on the part of any Obligor under any agreement, document or instrument to which an Obligor is a party or by which an Obligor or any of its Property is bound, creating or relating to any Debt (other than the Obligations) that involves an amount in excess of $500,000, if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

    11.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance that exceeds $200,000.

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        11.1.8.  Solvency.  Any Obligor shall cease to be Solvent.

        11.1.9. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by any Obligor, an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lender shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), an interim trustee is appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement, extension or composition to its unsecured creditors generally.

        11.1.10. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business the loss or revocation of which could reasonably be expected to have a Material Adverse Effect; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

        11.1.11. Change of Ownership. (a) Steven K. Clark or Robert R. Amerson, collectively, shall cease to own and control, beneficially and of record less than 37% of the Equity Interests of Flanders; or (b) Flanders shall cease to own and control, beneficially and of record all of the issued and outstanding Equity Interests of any of Flanders/Precisionaire, Filters, CSC, Precisionaire, Utah, Eco-Air, Air Seal, Flanders Realty, Flanders International, Tidewater, Airia, Flanders Equity, Airpure, or Industrias or (c) except to the extent otherwise expressly permitted by Section 9.2.1 hereof, Flanders shall cease to own and control, beneficially and of record, all of the issued and outstanding Equity Interests of Tidewater (d) except to the extent otherwise expressly permitted by
Section 9.2.1 hereof, Tidewater shall cease to own and control, beneficially and of record, all of the issued and outstanding Equity Interests of Bio-Tec,
(e) Flanders shall cease to own and control, beneficially and of record, at least 80% of the issued and outstanding Equity Interests of Airseal West, or
(f) shall cease to own and control, beneficially and of record, all of the issued and outstanding Equity Interests of Superior.

        11.1.12. ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Obligor's complete or partial withdrawal from such Plan.

        11.1.13. Challenge to Loan Documents. Any Obligor or any of its Affiliates, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or


                                    - 44 -

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priority of any Lien granted to Lender, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Lender in accordance with the terms thereof.

        11.1.14. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Lender's written request therefor, such Guarantor's ongoing liability under its Guaranty in accordance with the terms thereof.

        11.1.15. Criminal Forfeiture. Any Obligor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of such Obligor.

        11.1.16. Judgments. One or more judgments or orders for the payment of money in an amount that exceeds $250,000 shall be entered against Borrower or any other Obligor and either: (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        11.1.17. Bond Documents. Any default or event of default shall occur under any of the Bond Documents.

        11.1.18. Republic Bank Loan Documents. Any default or event of default shall occur under any of the Republic Bank Loan Documents.

    11.2. Acceleration of Obligations; Termination of Commitments. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

        11.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 11.1.9 hereof) and for so long as such Event of Default shall exist, Lender may in its discretion (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

        11.2.2.  Upon the occurrence of an Event of Default specified in Section
11.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender to or upon Borrower and the Commitments shall automatically terminate as if terminated by Lender pursuant to
Section 5.2.1 hereof and with the effects specified in Section 5.2.4 hereof; provided, however, that, if Lender shall continue to make Loans or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against any Borrower, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

    11.3. Other Remedies. Upon and after the occurrence of an Event of Default, and for so long as such Event of Default shall exist, Lender may in its discretion exercise from time to time the following rights and remedies:

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        11.3.1.  All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

        11.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower, including the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

        11.3.3. The right to take immediate possession of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Lender for storage thereof).

        11.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that any requirement of notice to Borrowers or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on any Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Lender, second to interest accrued with respect to any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Lender therefor.

        11.3.5. The right to seek and obtain the appointment of a receiver for any Borrower or any of such Borrower's assets to enforce any or all of Lender's remedies.

        11.3.6. The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

        11.3.7. The right to require Borrowers to deposit with Lender funds equal to the LC Outstandings and, if Borrowers fail promptly to make such deposit, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on any LC Support. At such time as the LC Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

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Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) each Borrower's Intellectual Property except to the extent that such Intellectual Property is licensed and the sublicensing or other rights granted above are otherwise expressly prohibited by the underlying license agreement and all of each Borrower's computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

    11.4. Setoff. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Lender (and each of its Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Lender or its Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Lender or any of its Affiliates, including all Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder, (ii) Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or
(iii) the Collateral for the Obligations is adequate.

    11.5.  Remedies Cumulative; No Waiver.

        11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty given to Lender or contained in any other agreement between Lender and any or all Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Lender would otherwise have.

        11.5.2. The failure or delay of Lender to require strict performance by Borrowers of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

        11.5.3. If Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Lender's acceptance of such performance by a Borrower or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender, as the case may be.

SECTION 12.  MISCELLANEOUS

    12.1. Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and designee, or Lender's Lender, may, without notice to such Borrower and in either any Borrower's or Lender's name, but at the cost and expense of Borrowers:

        12.1.1. At such time or times as Lender or said designee, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any Payment Item or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

        12.1.2. At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of a Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which a Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

    12.2. Indemnity. Borrowers hereby agree to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Claim ever suffered or incurred by any of the Indemnitees that arises out of or relates to this Agreement or any of the other Loan Documents, any transactions entered into pursuant to any of the Loan Documents, Lender's Lien upon any of the Collateral, or the performance by Lender of its duties or the exercise of any of its rights or remedies under this Agreement or any of the other Loan Documents, or that results from Borrowers' failure to observe, perform or discharge any of Borrowers' duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrowers' or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own, bad faith, gross negligence or willful misconduct. Notwithstanding any contrary provisions in any of the Loan Documents, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of the Commitment.

    12.3. Survival of All Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Borrower with respect to each indemnity given by it in this Agreement, or shall survive the payment in full of the Obligations and the termination of the Commitments.

    12.4. Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of the Obligations, this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Each Borrower further agrees that Lender may disclose credit information regarding such Borrower and its Subsidiaries to any potential participant or assignee.

    12.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    12.6. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower and Lender permitted under Section 12.4 hereof.

    12.7. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

    12.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

    12.9. Notice. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and if, not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case, addressed as follows:

        If to Lender:                   Fleet Capital Corporation
                                        300 Galleria Parkway, N.W.
                                        Suite 800
                                        Atlanta, Georgia  30339
                                        Attention:  Loan Administration Manager
                                        Facsimile No.:  (770) 859-2483

        With a copy to:                 Parker, Hudson, Rainer & Dobbs LLP
                                        1500 Marquis Two Tower
                                        285 Peachtree Center Avenue, N.E.
                                        Atlanta, Georgia  30303
                                        Attention:  C. Edward Dobbs, Esq.
                                        Facsimile No.: (404) 522-8409

        If to Borrowers:                Flanders Corporation
                                        2399 26th Avenue North
                                        St.  Petersburg, Florida  33734
                                        Attention:  President
                                        Facsimile No.: (727) 822-5511

        With a copy to:                 Parr Waddoups Brown Gee & Loveless
                                        185 South State Street, Suite 1300
                                        Salt Lake City, Utah 84111
                                        Attention: Scott W. Loveless, Esq.
                                        Facsimile No.: (801) 532-7750

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.1.1 or 5.2.2 hereof shall not be effective until received by Lender. Any notice to a Borrower shall be deemed to constitute notice to all Borrowers and any notice (including a Notice of Borrowing) from any Borrower shall be deemed to constitute a notice from all Borrowers. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

    12.10. Performance of Borrowers' Obligations. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Lender may, in its sole discretion at any time or from time to time, for Borrowers' account and at Borrowers' expense, pay any amount or do any act required of Borrowers hereunder or under any of the Loan Documents or otherwise lawfully requested by Lender to enforce any of the Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Lender's Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral. All payments that Lender may make under this

Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Lender pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Lender by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

    12.11. Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

    12.12. Credit Inquiries. Each Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

    12.13. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

    12.14. Entire Agreement; Appendix A and Exhibits. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits attached hereto are incorporated into this Agreement and by this reference made a part hereof.

    12.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

    12.16. Governing Law; Consent To Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia: provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's Lien upon such Collateral and the enforcement of Lender's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Georgia. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of a Borrower or Lender, each Borrower hereby consents and agrees that the Superior Court of Cobb County, Georgia, or, at Lender's option, the United States District Court for the Northern District of Georgia, Atlanta Division, shall have jurisdiction to hear and determine any claims or disputes between Borrowers and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and each Borrower hereby waives any objection which such Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Borrowers at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrowers' Agent actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law, or to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

    12.17. Waivers by Borrowers. Each Borrower waives to the extent permitted by applicable law (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral;
(ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any claim against any Lender, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any of the Loan Documents, any transaction thereunder or the use of the proceeds of any Loans; and (vi) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrowers. Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                        FLANDERS CORPORATION
ATTEST:                                 ("Borrower")

_________________________               By:___________________________
Jeanetta M. Brown, Secretary               Steven K. Clark, Chief Financial
[CORPORATE SEAL]                           Officer and Chief Operating Officer


                                        FLANDERS/PRECISIONAIRE CORP.
ATTEST:                                 ("Borrower")

_________________________               By:__________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

[Signatures continued on following page]

                                        FLANDERS FILTERS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:__________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS/CSC CORPORATION
ATTEST:                                 ("Borrower")

_________________________               By:________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        PRECISIONAIRE OF UTAH, INC.
ATTEST:                                 ("Borrower")

_________________________               By:_____________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        PRECISIONAIRE, INC.,
ATTEST:                                 ("Borrower")

_________________________               By:______________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        ECO-AIR PRODUCTS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:_____________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        AIR SEAL FILTER HOUSINGS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:______________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS REALTY CORP.
ATTEST:                                 ("Borrower")

_________________________               By:_____________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

[Signatures continued on following page]

                                        Accepted in Atlanta, Georgia:

                                        FLEET CAPITAL CORPORATION
                                        ("Lender")

                                        By:________________________________
                                        Title:_____________________________

                                  APPENDIX A

                             GENERAL  DEFINITIONS

    When used in the Loan and Security Agreement dated October 18, 2002, by and among Fleet Capital Corporation, Flanders Corporation, Flanders/Precisionaire Corp., Flanders Filters, Inc., Flanders/CSC Corporation, Precisionaire, Inc., Precisionaire of Utah, Inc., Eco-Air Products, Inc., Air Seal Filter Housings, Inc., and Flanders Realty Corp., and the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        Account -- shall have the meaning ascribed to "account" in the UCC and shall include any and all of a Borrower's now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

        Account Debtor -- any Person who is or may become obligated under or on account of an Account.

        Accounts Collateral -- all Accounts of a Borrower and all right, title and interest of such Borrower in or to any returned Goods the sale or other disposition of which gave rise to an Account, together with all rights, titles, securities and guarantees with respect to any Account, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security Liens, whether voluntary or involuntary, in each case whether now existing or owned or hereafter created, arising or acquired.

        Accounts Formula Amount -- on any date of determination thereof, an amount equal to 85% of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

        Adjusted LIBOR Rate -- with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

        Affiliate -- a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 20% or more of any class of the Equity Interests of a Person; or (iii) 20% or more of the Equity Interests with power to vote of which is beneficially owned or held by a Person or a Subsidiary of a Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

        Agreement -- the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

        Airia -- Flanders Airia Technologies, Inc., a North Carolina corporation.

        Airpure -- Airpure Filter Sales and Service, Inc., a Utah corporation.

        Airseal West -- Airseal West, Inc., a Utah corporation.

        Applicable Law -- all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

        Applicable Margin -- a percentage equal to 0.50% with respect to Revolver Loans that are Base Rate Loans, 2.25% with respect to Revolver Loans that are LIBOR Loans, 1.0% with respect to any portion of the Term Loan made or outstanding as a Base Rate Loan, 3.0% with respect to any portion of the Term Loan made or outstanding as a LIBOR Loan, and 0.375% with respect to fees payable to Lender pursuant to Section 2.2.2, provided that, following Lender's receipt of Borrowers' Compliance Certificate for the period ended September 30, 2003, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based upon the Fixed Charge Coverage Ratio, as follows:


                                 Applicable Margin For:


Consolidated        Revolver Loans        Term Loan             Unused Line
Fixed Charge                                                        Fee
Coverage Ratio

                    Base    LIBOR         Base    LIBOR
                    Rate                  Rate

If less than or
equal to 1.50 to    .50%     2.25%        1.00%   3.00%            .375%
1.0

If greater than
1.50 to 1.0 but
less than or equal  .25%     2.00%         .75%   2.75%            .375%
to 2.00 to 1.0

If greater than
2.00 to 1.0          0       1.75%         .50%   2.50%            .250%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrowers as measured by the Fixed Charge Coverage Ratio for the immediately preceding Fiscal Quarter of Borrowers. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Lender of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Fixed Charge Coverage Ratio are not received by Lender by the date required pursuant to Section 9.1.3 of the Agreement, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio is less than 1.50 to 1.0 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Lender; provided, however, that nothing herein shall be deemed to prevent Lender from charging interest at the Default Rate at any time that an Event of Default exists.

    Availability -- on any date, the amount that Borrowers are entitled to borrow from time to time as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

    Availability Reserve -- on any date of determination thereof, an amount equal to the sum of the following (without duplication) (i) the Inventory Reserve; (ii) all amounts of past due rent, fees or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents;
(iv) the LC Reserve; (v) any amount received by Lender from the Business Interruption Insurance Assignment and applied to the Revolver Loans; (vi) aggregate amount of reserves established by Lender in its reasonable discretion in respect of ACH (automated clearinghouse) transfers or obligations of Borrowers under any Hedging Agreements; (vii) all customer deposits or other prepayments held by any Borrower; (viii) the Interest Rate Swap Reserve; and
(ix) such additional reserves as Lender in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or Lender's entitlement to accelerate the maturity of the Obligations as a consequence thereof.

    Average Revolver Loan Balance -- for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Outstandings at the end of each day during the period in question and by dividing such sum by the number of days in such period.

    Bank -- Fleet National Bank and its successors.

    Bankruptcy Code -- title 11 of the United States Code.

    Base Rate -- the greater from time to time of (i) the rate of interest announced or quoted by Bank from time to time as its prime rate or (ii) the Federal Funds Rate in effect from time to time plus .5%. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

    Base Rate Loan -- a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

    Bio-Tec -- Bio-Tec, Inc., a Virginia corporation.

    Board of Governors -- the Board of Governors of the Federal Reserve System.

    Bond Documents -- collectively, the Illinois Bond Documents, the North Carolina Bond Documents and the Florida Bond Documents.

    Borrowers' Agent -- as defined in the introductory paragraph to the Agreement.

    Borrowing -- a borrowing consisting of Loans of one Type made on the same day and of the same Type by Lender or a conversion of a Loan or Loans of one Type from Lender on the same day.

    Borrowing Base -- on any date of determination thereof, an amount equal to the lesser of: (a) $33,000,000 minus the LC Outstandings on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date minus (ii) the Availability Reserve on such date.

    Borrowing Base Certificate -- a certificate, in the form requested by Lender, by which Borrowers shall certify to Lender, with such frequency as Lender may request, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than 3 Business Days earlier than the date of submission of such certificate to Lender) and the calculation of such amount.

    Business Day -- any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

    Business Interruption Insurance Assignments -- the Collateral Assignment of Business Interruption Insurance to be executed by Borrowers on the Closing Date in favor of Lender, in form and substance satisfactory to Lender, as security for the payment of the Obligations.

    Capital Expenditures -- expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

    Capitalized Lease Obligation -- any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

    Cash Collateral -- cash or Cash Equivalents, and any interest earned thereon, that is delivered to Lender in accordance with the Agreement as security for the Obligations to the extent provided in the Agreement.

    Cash Collateral Account -- a demand deposit, money market or other account established by Lender at such financial institution as Lender may select in its discretion, which account shall be in Lender's name and subject to Lender's Liens.

    Cash Equivalents -- (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and (unless issued by Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and having a maturity within 9 months after the date of acquisition thereof.

    Cash Management Agreements -- any agreement entered into from time to time between a Borrower or any of its Subsidiaries, on the one hand, and Bank or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

    CERCLA -- the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ' 9601 et seq. and its implementing regulations.

    Chattel Paper -- shall have the meaning given to"chattel paper" in the UCC.

    Claims -- any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants' or consultants' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by a Person, and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

    Closing Date -- the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Loan is made under the Agreement.

    Collateral -- all of the Property and interests in Property described in
Section 6 of the Agreement, all Property described in any of the Security Documents as security for payment or performance of the Obligations and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

    Commercial Tort Claim -- as defined in the UCC.

    Commitments -- the Revolver Commitment and the Term Loan Commitment.

    Commitment Termination Date -- the date that is the soonest to occur of (i) the last day of the Term; (ii) the date on which Borrowers or Lender elect to terminate the Commitments pursuant to Section 5.2 of the Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to Section
11.2 of the Agreement.

    Compliance Certificate -- a Compliance Certificate to be provided by Borrowers to Lender in accordance with, and in the form annexed as Exhibit D to, the Agreement.

    Consolidated -- the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

    Consolidated Adjusted Net Earnings -- with respect to any fiscal period, means the net earnings (or loss) for such fiscal period of Borrowers, on a Consolidated basis, all as reflected on the financial statement of Borrowers supplied to Lender pursuant to Section 9.1.3 hereof, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets during such period; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner by Borrowers, realized by such Person prior to the date of such acquisition; (v) net earnings of any entity (other than a Subsidiary of Borrowers) in which Borrowers has an ownership interest unless such net earnings have actually been received by Borrowers in the form of cash Distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to Borrowers; (vii) the earnings of any Person to which any assets of Borrowers shall have been sold, transferred or disposed of, or into which Borrowers shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any Securities of Borrowers; (ix) any gain arising from extraordinary or non-recurring items, all as determined in accordance with GAAP; (x) any loss arising from the write-down by any Borrower of goodwill; and (xi) income arising from any payments received by any Borrower under any note receivable payable by any shareholder, officer or director of any Borrower to a Borrower.

    Consolidated EBITDA -- for any period of Borrowers, on a Consolidated basis, an amount equal to the sum for such period of (i) Consolidated Adjusted Net Earnings, plus (ii) provision for taxes based on income, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization plus other non-cash charges to the extent deducted in calculating Consolidated Adjusted Net Earnings.

    Consolidated Fixed Charge Coverage Ratio -- for any period of a Person, on a Consolidated basis, the ratio of such Person's (i) Consolidated EBITDA minus cash income taxes paid minus Capital Expenditures for such period minus cash Distributions permitted under the Agreement whether declared or paid, to (ii) Consolidated Fixed Charges for such period.

    Consolidated Fixed Charges -- for any period of a Person, on a Consolidated basis, the sum of such Person's (i) Consolidated Interest Expense in respect of its Consolidated Total Funded Debt, plus (ii) payments of principal on Consolidated Total Funded Debt, plus (iii) without duplication, cash payments of principal on Subordinated Debt made in accordance with the terms of the applicable Subordination Agreement.

    Consolidated Interest Expense -- for any fiscal period of Borrowers, on a Consolidated basis, interest expense of Borrowers for such period, as determined in accordance with GAAP.

    Consolidated Total Funded Debt -- collectively, without duplication, (a) the aggregate principal amount of Debt for Money Borrowed, including Capitalized Lease Obligations, and all Revolver Loans and (b) all Debt outstanding under any revolving credit, line of credit or renewals thereof), notwithstanding that any such Debt is created within one year of the expiration of such agreement.

    Contingent Obligations -- with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance or payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

    Controlled Disbursement Account -- a demand deposit account maintained by a Borrower.

    Current Assets -- at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

    Debt -- as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Debt is to be determined, including Capitalized Lease Obligations;
(ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrowers (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

    Default -- an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

    Default Rate -- on any date, a rate per annum that is equal to (i) in the case of each Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loan on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 6% in excess of the Base Rate in effect on such date.

    Deposit Accounts -- all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

    Distribution -- in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

    Document -- shall have the meaning given to"document" in the UCC.

    Dollars and the sign "$" -- lawful money of the United States of America.

    Domestic Subsidiary -- a Subsidiary of a Borrower that is incorporated under the laws of a state or territory of the United States or the District of Columbia.

    Dominion Account -- a special account of Lender established by Borrowers at a bank selected by Borrowers, but acceptable to Lender in its discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

    Electronic Chattel Paper -- shall have the meaning ascribed to "electronic chattel paper" in the UCC.

    Eligible Account -- an Account which arises in the Ordinary Course of Business of a Borrower from the sale of goods or rendition of services, is payable in Dollars, is subject to Lender's duly perfected Lien, and is deemed by Lender, in its reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 120 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts or exceeds a credit limit established by Lender for such Account Debtor, in each case, to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vii) the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank acceptable to Lender and that is in form and substance acceptable to Lender and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States and, if requested by Lender, such letter of credit, or amounts payable thereunder, is assigned to Lender (with such assignment acknowledged by the issuing or confirming bank) or the Account is subject to credit insurance payable to Lender issued by an insurer and on terms acceptable to Lender; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless (i) Lender otherwise consents in writing to such Account, or (ii) such Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. '3727 and 41 U.S.C. '15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in any state which imposes similar conditions on the right of a creditor to collect accounts receivable unless such Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Ac-count is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvii) the Account represents a progress billing (provided, that Accounts, not to exceed in an aggregate amount $1,000,000, that represent progress billings shall be deemed to be Eligible Accounts hereunder) or a retainage; (xviii) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xix) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; or (xxi) it constitutes an accrued rebate, an estimate of progress billings that have not been earned, an unauthorized deduction, a customer deposit or a billing in excess of cost and estimated gross profit on progress billings.

    Eligible In-Transit Inventory -- Eligible Inventory that is in-transit for 7 days or less between various locations of Borrowers that are listed on
Schedule 7.1.1 to the Agreement.

    Eligible Inventory -- such Inventory of a Borrower (other than packaging materials, labels and supplies) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or finished goods (provided, that raw materials at Borrowers'
San Diego, California location and finished goods inventory consisting of defective filters repurchased from Intel shall not be deemed to be Eligible Inventory); (ii) it is in good, new and saleable condition and is not damaged or defective; (iii) it is not slow-moving, obsolete or unmerchantable and is not goods returned to Borrower by or repossessed from an Account Debtor; (iv) it meets all standards imposed by any Governmental Authority; (v) it conforms in all respects to the warranties and representations set forth in the Agreement and is fully insured in the manner required by the Agreement; (vi) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (vii) it is situated in Borrowers' possession and control, at a location in compliance with the Agreement, is not in transit or outside the continental United States and is not consigned to any Person; (viii) it is not located at a vendor of a Borrower or it is not the subject of a negotiable warehouse receipt or other negotiable Document; (ix) it is not subject to any license or other agreement that limits, conditions or restricts such Borrower's or Lender's right to sell or otherwise dispose of such Inventory; (x) it is not the subject of an Intellectual Property Claim; (xi) it does not represent an overstatement or test count error of finished goods inventory or a costing error; and (xii) it is not subject to a licensing agreement with Arm & Hammer.

    Environmental Agreement -- the Agreement Regarding Environmental Matters to be executed by Borrowers in favor of Lender on or about the Closing Date and by which Borrowers shall, among other things, indemnify Lender from liability for any Borrower's failure to comply with Environmental Laws.

    Environmental Laws -- all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health or safety or the protection or pollution of the environment, including CERCLA.

    Environmental Release -- a release as defined in CERCLA or under any applicable Environmental Laws.

    Equipment -- all of Borrower's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by a Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

    Equity Interest -- the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or
(iv) any other Person having any other form of voting equity security or ownership interest.

    ERISA -- the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

    Eurocurrency Liabilities -- as defined in Regulation D.

    Event of Default -- as defined in Section 11.1 of the Agreement.

    Extraordinary Expenses -- all costs, expenses, fees and advances which Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Lender's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations;
(v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Lender pursuant to Section 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Lender to any financial institution in connection with any Dominion Account. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Lender.

    Federal Funds Rate -- for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from 3 federal funds brokers of recognized standing selected by Lender.

    Fiscal Year -- the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on December 31 of each year.

    Flanders Equity -- Flanders Equity Corporation., a North Carolina corporation.

    Flanders International -- Flanders International PTE LTD, a Singapore corporation.

    Florida Bond Documents -- any and all bonds, agreements, instruments, or documents executed in connection with the $2,040,000 Polk County Industrial Development Authority (Florida) Industrial Development Revenue Bonds (POF Realty Project), Series 1988.

    Foreign Subsidiary -- a Subsidiary that is not a Domestic Subsidiary.

    FLSA -- the Fair Labor Standards Act of 1938.

    GAAP -- generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants as of the date of any report required herein or as the date of an application of such principles as required herein.

    General Intangibles -- all general intangibles of a Borrower, whether now owned or hereafter created or acquired by a Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, permits, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of a Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of a Borrower every kind and nature (other than Accounts).

    Goods -- shall have the meaning given to "goods" in the UCC.

    Governmental Approvals -- all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

    Governmental Authority -- any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

Guarantors -- each Borrower and any other Person who guarantees payment or performance of the whole or any part of the Obligations.

    Guaranty -- a guaranty agreement now or hereafter executed by a Guarantor in favor of Lender.

    Hedging Agreement -- any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement with Lender or Bank.

    Illinois Bond Documents -- any and all bonds, agreements, instruments, or documents executed in connection with the $6,000,000 Will-Kankakee Regional Development Authority Economic Development Revenue Bonds (Flanders Corporation/Precisionaire Project), Series 1997.

    Indemnitee -- Lender and all of its present and future officers, directors, employees, attorneys and agents.

    Industrias -- Industrias Seco De Tijuana S.A. DE C.V., a Mexican corporation.

    Insolvency Proceeding -- any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

    Instrument -- shall have the meaning ascribed to the term "instrument" in the UCC.

    Intellectual Property -- all intellectual and similar Property of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, mask works, trade secrets, confidential or proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

    Intellectual Property Claim -- the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

    Interest Period -- shall have the meaning ascribed to it in Section 2.1.3 of the Agreement.

    Interest Rate Swap Reserve -- a reserve that may be established by Lender from time to time in connection with Hedging Agreements.

    Inventory -- all of a Borrower's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by a Borrower, to be furnished by a Borrower under contracts of service or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrowers' business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Borrower.

    Inventory Formula Amount -- on any date of determination thereof, an amount equal to the lesser of (i) $12,500,000 or (ii) the sum of (a) 55% of the Value of Eligible Inventory on such date consisting of finished goods plus (b) 30% of the Value of Eligible Inventory on such date consisting of raw materials plus
(c) the lesser of $500,000 or 45% of the value of Eligible Inventory on such date consisting of Eligible In-Transit Inventory.

    Inventory Reserve -- such reserves as may be established from time to time by Lender to reflect changes in the saleability of any Eligible Inventory or such other factors as may negatively impact the Value of any Eligible Inventory, in order to either (a) preserve the Value of the Inventory, the Lender's Lien thereon or the amount realizable therefrom, or (b) to provide for the payment of unanticipated liabilities or for the discharge of the Obligors' obligations if not paid when due. Without limiting the generality of the foregoing, such reserves may include reserves based on obsolescence, seasonality, theft or other shrinkage, imbalance, change in composition or mix or markdowns.

    Investment Property -- all Securities (whether certificated or uncertificated), security entitlements, securities, accounts, commodity contracts and commodity accounts.

    LC Application -- an application by Borrowers to Bank, pursuant to a form approved by Bank, for the issuance of a Letter of Credit, that is submitted to Bank at least 5 Business Days prior to the requested issuance of such Letter of Credit.

    LC Conditions -- the following conditions, the satisfaction of each of which is required before Lender shall be obligated to provide any LC Support to Bank for the issuance of a Letter of Credit: (i) each of the conditions set forth in
Section 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Lender, the LC Outstandings would not exceed $10,000,000 and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance in the case of standby Letters of Credit, or 150 days from the date of issuance in the case of documentary Letters of Credit, or the 30th Business Day prior to the last Business Day of the Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

    LC Documents -- any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank to be executed by a Borrower or any other Person and delivered to Bank for the issuance of a such Letter of Credit.

    LC Facility -- a subfacility of the Revolver Facility established pursuant to Section 1.3 of the Agreement.

    LC Outstandings -- on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Lender under any LC Support, plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

    LC Request -- a Letter of Credit request form, that may be required by Bank from time to time, pursuant to which Borrowers would request the issuance of a Letter of Credit.

    LC Reserve -- on any date, the aggregate of all LC Outstandings on such date, other than the LC Outstandings that are fully secured by Cash Collateral.

    LC Support -- a guaranty or other support agreement from Lender in favor of Bank pursuant to which Lender shall guarantee or otherwise assure the payment or performance by the parties (other than Lender) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

    Letter of Credit -- a standby or documentary letter of credit issued by Bank for the account of Borrowers.

    Letter-of-Credit Rights -- shall have the meaning ascribed to "letter-of-credit right" in the UCC.

    LIBOR Lending Office. with respect to Lender, the office designated as a LIBOR Lending Office for Lender on the signature page hereof and such other office of Lender or any of its Affiliates that is hereafter designated by Lender as provided in Section 3.2.3 of the Agreement.

    LIBOR Loan -- a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

    LIBOR Rate -- with respect to an Interest Period, the rate per annum reported to Lender by Bank as the rate at which deposits of Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two
(2) Business Days prior to the commencement of such Interest Period. Each determination by Lender of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

    License Agreement -- any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.

    Licensor -- any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory.

    Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

    Loan Account -- the loan account established by Lender on its books pursuant to Section 4.8 of the Agreement.

    Loan Documents -- the Agreement, the Other Agreements and the Security Documents.

    Loans -- all loans and advances of any kind made by Lender pursuant to the Agreement, including all Revolver Loans and the Term Loan (and each Base Rate Loan and LIBOR Loan comprising any such Loan).

    Loan Year -- a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the date of this Agreement.

    Margin Stock -- as such term is defined in Regulation U of the Board of Governors.

    Material Adverse Effect -- the effect of any event, condition, action, omission or circumstance which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) or any Obligor taken as a whole; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or any part thereof or the priority of such Liens; (iv) materially impairs the ability of any Borrower or other Obligor to perform its obligations under the Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

    Material Contract -- an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

    Maximum Rate -- the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

    Money Borrowed -- as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

    Mortgages -- collectively, the mortgages, deeds of trust or deeds to secure debt to be executed by Borrowers and each other Obligor, as applicable, on or before the Closing Date in favor of Lender and by which such Borrower or Obligor shall grant and convey to Lender, Liens upon the Real Estate, as security for the payment and performance f the Obligations.

    Multiemployer Plan -- has the meaning set forth in Section 4001(a)(3) of ERISA.

    Net Proceeds -- with respect to any disposition of Collateral proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition (including, legal fees and sales commissions); and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to Lender's Liens.

    North Carolina Bond Documents -- collectively, (i) any and all bonds, agreements, instruments, or documents executed in connection with the $4,500,000 The Johnston County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Flanders Corporation Project), Series 1998, and (ii) any and all bonds, agreements, instruments, or documents executed in connection with the $4,000,000 The Johnston County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Flanders Corporation Project), Series 2000.

    Note Pledge Agreements -- collectively, (i) those certain Note Pledge Agreements to be executed by Obligors in favor of Lender on or before the Closing Date, pursuant to which Obligors pledge to Lender, as security for the payment and performance of the Obligations, all notes receivable owing by other Persons to any or all Obligors, and (ii) any and all Property pledged to secure any of such notes receivable from time to time.

    Notes -- collectively, the Term Note, and any other promissory note executed by a Borrower at Lender's request to evidence any of the Obligations.

    Notice of Borrowing -- as defined in Section 3.1.1(i) of the Agreement.

    Notice of Conversion/Continuation -- as defined in Section 2.1.2(ii) of the Agreement.

    Obligations -- in each case, whether now in existence or hereafter arising,
(i) the principal of, and interest and premium, if any, on, the Loans; (ii) all LC Outstandings and all other obligations of any Obligor to Lender arising in connection with the issuance of any Letter of Credit; (iii) all Debt and other obligations of a Borrower to Lender under or in connection with any Hedging Agreement, including any premature termination or breakage costs; and (iv) all other Debts, covenants, duties, overdrafts and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender, Bank or any Affiliate of Lender or Bank under or pursuant to any of the Loan Documents or otherwise, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Loan Documents.

    Obligor -- each Borrower, each Guarantor and each other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Lender a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

    Ordinary Course of Business -- with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

    Organization Documents -- with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or similar agreement or instrument governing this formation or operation of such Person.

    OSHA -- the Occupational Safety and Hazard Act of 1970.

    Other Agreements -- any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of a Borrower or any other Person and delivered to Lender or Bank in respect of the transactions contemplated by the Agreement, including the Environmental Agreement, the LC Documents, and the Notes.

    Out-of-Formula Condition -- as defined in Section 1.1.2 of the Agreement.

    Out-of-Formula Loan -- a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

    Participant -- each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

    Payment Account -- an account maintained by Lender (currently at Fleet National Bank) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

    Payment Intangible -- shall have the meaning ascribed to "payment intangible" in the UCC.

    Payment Items -- all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

    Permitted Lien -- a Lien of a kind specified in Section 9.2.5 of the Agreement.

    Permitted Purchase Money Debt -- Purchase Money Debt of a Borrower and its Subsidiaries that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $1,000,000 and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

    Person -- an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization or a Governmental Authority.

    Plan -- an employee benefit plan now or hereafter maintained for employees of a Borrower that is covered by Title IV of ERISA.

    Projections -- Borrowers' forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
(d) capitalization statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

    Properly Contested -- in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP;
(iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

    Property -- any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

    Purchase Money Debt -- means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

    Purchase Money Lien -- a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

    Real Estate -- all parcels and tracts of real Property and the improvements thereon of each Obligor, wherever located, and whether now existing or hereafter acquired, including all real Property and the improvements thereon of each Obligor located in North Carolina, Utah, Florida, Kentucky, Pennsylvania and Texas.

    Regulation D -- Regulation D of the Board of Governors.

    Reimbursement Date -- as defined in Section 1.3.1(iii) of the Agreement.

    Rentals -- as defined in Section 9.2.13 of the Agreement.

    Reportable Event -- any of the events set forth in Section 4043(c) of ERISA.

    Republic Bank Loan Documents -- any and all agreements, documents or instruments executed by any or all Obligors in favor of Republic Bank in connection with the extension by Republic Bank to one or more such Obligors of a $2,500,000 on or prior to the Closing Date.

    Restricted Investment -- any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by a Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the Ordinary Course of Business of a Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by a Borrower or any of its Subsidiaries in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of a Borrower or any of its Subsidiaries; (d) investments in Subsidiaries to the extent existing on the Closing Date; and (e) Cash Equivalents.

    Restrictive Agreement -- an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor's or Subsidiary's assets (including Liens granted in favor of Lender pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to another Obligor.

    Revolver Commitment -- the commitment of Lender to make Revolver Loans to Borrowers in accordance with the provisions of Section 1.1 of the Agreement, not to exceed $33,000,000 (unless otherwise agreed to by Lender in its sole and absolute discretion).

    Revolver Facility -- the facility established by Lender in favor of Borrowers pursuant to Section 1.1 of the Agreement.

    Revolver Loan -- a Loan made by Lender as provided in Section 1.1 of the Agreement.

    Security -- shall have the same meaning as in Section 2(l) of the Securities Act of 1933.

    Security Documents -- each Guaranty, the Mortgages, the Stock Pledge Agreements, the Note Pledge Agreements, the Business Interruption Insurance Assignments and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

    Senior Officer -- the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, a Borrower.

    Software -- shall have the meaning ascribed to "software" in the UCC.

    Solvent -- as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

    Statutory Reserves -- on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

    Stock Pledge Agreements -- each Stock Pledge Agreement to be executed by an Obligor on or before the Closing Date in favor of Lender and by which such Obligor shall grant, convey and pledge to Lender, all of the outstanding Equity Interests in each Subsidiary of such Obligor as security for the payment and performance of the Obligations.

    Subordinated Debt -- Debt of a Borrower that is fully and absolutely subordinated in the right of payment to the Obligations in a manner satisfactory to Lender.

    Subordination Agreement -- each Subordination Agreement executed in favor of Lender by the holder of Subordinated Debt.

    Subsidiary -- any Person in which more than 20% of its outstanding Equity Interests or more than 20% of all Equity Interests is owned directly or indirectly by a Borrower or by one or more other Subsidiaries or by a Borrower and one or more other Subsidiaries.

    SunTrust Bank -- SunTrust Bank, a Georgia banking corporation.

    Superior -- Superior Diecutting, Inc., a Kentucky corporation.

    Supporting Obligation -- shall have the meaning ascribed to "supporting obligation" in the UCC.

    Tangible Chattel Paper -- shall have the meaning ascribed to "tangible chattel paper" in the UCC.

    Taxes -- any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto.

    Term -- as defined in Section 5.1 of the Agreement.

    Term Loan -- the term loan to be made by Lender to Borrowers on the Closing Date pursuant to Section 1.2 of the Agreement.

    Term Loan Commitment -- the commitment of Lender to make a term loan to Borrowers up to a maximum amount of $7,000,000 pursuant to Section 1.2 of the Agreement.

    Term Note -- as defined in Section 1.2.2 of the Agreement.

    Tidewater -- Tidewater Air Filter Fabrication Company, Inc., a Virginia corporation.

    Type -- any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

    UCC -- the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

    Upstream Payment -- a payment or distribution of cash or other Property by a Subsidiary to a Borrower, whether in repayment of Debt owed by such Subsidiary to a Borrower, to pay dividends on account of a Borrower's ownership of Equity Interests, or otherwise.

    Value -- with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

    Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Borrowers' independent public accountants concur or as required by GAAP; provided, however, that for purposes of determining Borrowers' compliance with financial covenants contained in Section 9.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section
8.1.9 of the Agreement unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to Borrowers, Lender shall the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that Borrowers report their financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

    Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

    Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof, to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of the Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); and to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. All calculations of Value shall be in Dollars, all Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase "to the best of any Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used in the Agreement or other Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of such Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in good faith in the diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

    IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia, on October 18, 2002.

                                        FLANDERS CORPORATION
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, Chief Financial Officer
[CORPORATE SEAL]                          and Chief Operating Officer

    [Signatures continued on following page]

                                        FLANDERS/PRECISIONAIRE CORP.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS FILTERS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS/CSC CORPORATION
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        PRECISIONAIRE OF UTAH, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]


                                        PRECISIONAIRE, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        ECO-AIR PRODUCTS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]



    [Signatures continued on following page]

                                        AIR SEAL FILTER HOUSINGS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS REALTY CORP.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]



                                        Accepted in Atlanta, Georgia:

                                        FLEET CAPITAL CORPORATION
                                        ("Lender")

                                        By:____________________________________
                                        Title:________________________________

                                  EXHIBIT  A

                          SECURED  PROMISSORY  NOTE



$7,000,000.00                                                 October ___, 2002
                                                               Atlanta, Georgia


    FOR VALUE RECEIVED, the undersigned (hereinafter "Borrowers"), hereby jointly and severally promise to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum as set forth in Section 2.1 of the Loan Agreement (as such term is defined below) and computed as set forth in Section 2.3 of the Loan Agreement.

    This Secured Promissory Note (the "Note") is the Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement among Borrowers and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

    The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth in the Loan Agreement.

    If, prior to the date on which this Note is required to be paid in full in accordance with the foregoing provisions, the Loan Agreement is terminated pursuant to Section 5.2 of the Loan Agreement, then the entire unpaid principal balance and accrued interest on this Note shall be immediately due and payable in full and shall be paid on the effective date of such termination.

    Borrowers shall prepay this Note as provided in Section 4.3.3 of the Loan Agreement. Borrowers may prepay this Note in whole at any time or in part from time to time in accordance with the provisions of Section 4.3.4 of the Loan Agreement. All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

    Upon or after the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 11 of the Loan Agreement, including the right to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrowers, all of which Borrowers hereby expressly waive. If this Note is collected by or through an attorney at law, Lender shall be authorized to collect reasonable attorneys' fees and court costs.

    Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

    Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against any Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Borrowers agree that, without releasing or impairing any Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

    This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia and is intended to take effect as an instrument under seal.

    IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed, sealed and delivered in Atlanta, Georgia, on the date first above written.


                                        FLANDERS CORPORATION
ATTEST:                                 ("Borrower")



_____________________________           By:________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, Chief Financial Officer
[CORPORATE SEAL]                          and Chief Operating Officer


                                        FLANDERS/PRECISIONAIRE CORP.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS FILTERS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS/CSC CORPORATION
ATTEST:                                 ("Borrower")

_________________________               By:___________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        PRECISIONAIRE OF UTAH, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        PRECISIONAIRE, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        ECO-AIR PRODUCTS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        AIR SEAL FILTER HOUSINGS, INC.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                        FLANDERS REALTY CORP.
ATTEST:                                 ("Borrower")

_________________________               By:____________________________________
Jeanetta M. Brown, Secretary            Steven K. Clark, President and Treasurer
[CORPORATE SEAL]

                                  EXHIBIT B

                  Form of Notice of Conversion/Continuation

                          Date ______________,______


Fleet Capital Corporation
300 Galleria Parkway
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer

Re: Loan and Security Agreement dated October __, 2002, by and among Flanders Corporation, certain of its subsidiaries and Fleet Capital Corporation (as at any time amended, the "Loan Agreement")

Gentlemen:

    This Notice of Conversion/Continuation is delivered to you pursuant to
Section 2.1.2 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby give notice of their request as follows:

Check as applicable:

    [ ] A conversion of Loans from one Type to another, as follows:

         (i) The requested date of the proposed conversion is ______________, 20__ (the "Conversion Date");

         (ii) The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

         (iii) The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

         (iv) The Conversion Amount is to be converted into a ____________ [select either a LIBOR Loan or a Base Rate Loan] (the "Converted Loan") on the Conversion Date.

         (v) [In the event a Borrowers select a LIBOR Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

    [ ] A continuation of LIBOR Loans for new Interest Period, as follows:

         (i) The requested date of the proposed continuation is _______________, 20__ (the "Continuation Date");

         (ii) The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;

         (iii) The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________
                 [select duration of applicable Interest Period];

    Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

    Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized representative, this _______ day of ______________, 2002.


                                        __________________________________


                                        By:____________________________________

                                           Title:______________________________

                                  EXHIBIT C

                         Form of Notice of Borrowing

                          Date ______________, 20___


Fleet Capital Corporation
300 Galleria Parkway
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer

    Re: Loan and Security Agreement dated October ___, 2002, by and among Flanders Corporation, certain of its subsidiaries and Fleet Capital Corporation (as at any time amended, the "Loan Agreement")


Gentlemen:

    This Notice of Borrowing is delivered to you pursuant to Section 3.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________ to be made on _____________, _____, and to consist of:

    Check as applicable:    [ ] Base Rate Loans in the aggregate principal
                                amount of $_____________

                            [ ] LIBOR Loans in the aggregate principal amount of
                                $___________, with Interest Periods as follows:

                            (i) As to $_____________, an Interest Period of ______ month(s);

                            (ii) As to $_____________, an Interest Period of ______ months;

                            (iii) As to $_____________, an Interest Period of
                                  ______ months.

    Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

    Borrowers have caused this Notice of Borrowing to be executed and delivered by its duly authorized representative, this ______ day of _____________, _____.

                                        __________________________________

                                        By:____________________________________

                                           Title:______________________________

                                  EXHIBIT D


                            COMPLIANCE CERTIFICATE

                          [Letterhead of Borrowers]




                                                      __________________, 20__




Fleet Capital Corporation
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia  30339



    The undersigned, the chief financial officer of each of Flanders Corporation and certain of its subsidiaries ("Borrowers"), in his capacity as chief financial officer, gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of Section 9.1.2 of that certain Loan and Security Agreement dated October __, 2002, among Borrowers and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

        1. Based upon my review of the balance sheets and statements of income of Borrowers for the [fiscal year] [month] ending __________________, 20__, copies of which are attached hereto, I hereby certify that:

            (a)  Consolidated Fixed Charge Coverage Ratio is ____ to 1.0.

            (b) Consolidated Total Funded Debt to Consolidated EBITDA is ____ to 1.0.

            (c)  Availability is $____________.

            (d) Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively.

        2. No Default exists on the date hereof, other than: __________________ ________________________________________________ [if none, so state]; and

        3. No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].
    4. As of the date hereof, Borrowers are current in their payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

                                        Very truly yours,



                                        _______________________________
                                        Chief Financial Officer

                                  EXHIBIT E

                         OPINION LETTER REQUIREMENTS



    With respect to each Borrower and each Guarantor, Borrowers' and Guarantors' counsel's opinion letter should address the following in a manner satisfactory to Lender:

    1. Each Borrower's due incorporation, valid existence, good standing and qualification as a foreign corporation.

    2.  Corporate name of each Borrower.

    3. Each Borrower's corporate power to execute, deliver and perform the Loan Documents.

    4. Each Borrower's due authorization to execute, deliver and perform the Loan Documents and its due execution and delivery thereof.

    5. Each Borrower's execution, delivery and performance of the Loan Documents do not (a) violate the articles or bylaws, (b) cause a breach or default under any agreement, (c) violate any law, regulation, judgment or order, or (d) result in or require a Lien or other encumbrance other than in favor of Lender.

    6. The number of issued and outstanding Equity Interests of each Borrower and the states of such Equity Interests as fully paid and non-assessable.

    7. The Loan Documents as legal, valid and binding obligations, enforceable against all Obligors in accordance with their respective terms, subject to standard bankruptcy and other creditor's rights and equity exceptions.

    8. Counsel's lack of knowledge of litigation or other proceedings, except as disclosed in Loan Agreement.

    9. Absence of any registration, filing, consent or approval requirement of Governmental Authority in connection with the execution, delivery and performance of the Loan Documents.

    10. Non-violation by the Loan Documents of any Applicable Law relating to interest or usury.

    11. Due payment of all applicable taxes and fees required to be paid in connection with the Loans, the Loan Documents, UCC-1 financing statements and other Security Documents.

    12. Creation in favor of Lender of a duly perfected security interest in the Collateral described in the Security Documents.

    13. Absence of violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or Regulations T, U and X of the Board of Governors of the Federal Reserve System, by the transactions contemplated by the Loan Documents.

    14. Absence of requirement under the laws of applicable states for Lender to qualify in such states to enter into or enforce the provisions of the Loan Documents.

    15. Honoring by _______________ state courts or federal courts applying _______________ law of the Georgia choice of law in the Loan Documents and, if any such court applied _______________ law, the enforceability of the Loan Documents under _______________ law.

                                SCHEDULE 7.1.1

                              BUSINESS LOCATIONS

1.  Chief Executive Offices (all Borrowers):

    2399 26th Avenue North
    St. Petersburg, FL 33713

Other Locations:

Precisionaire, Inc.
100 Crown Avenue
Bartow, Florida _________

Flanders Corporation                Flanders/Precisionaire Corp.
531 Flanders Filters Road           531 Flanders Filters Road
Washington, NC 27889                Washington, NC 27889

Flanders Filters, Inc.              Flanders/CSC Corporation
531 Flanders Filters Road           7013 NC 92 Highway East
Washington, NC 27889                Bath, NC 27906

Precisionaire, Inc.                 Flanders Precisionaire Glass Plant
2121B Wal-Pat Road                  1420 Wal-Pat Road
Smithfield, North Carolina 27577    Smithfield, North Carolina 27577

Precisionaire, Inc.                 Precisionaire, Inc.
11360 East State Route 114          2033 Market Street Route 895 Road 1
Momence, IL 60954                   Auburn, Pennsylvania 17922

Precisionaire (Precisionaire
Industries of Texas division)       Precisionaire of Utah, Inc.
100 Highway 148 South               879 South 4400 West
Terrell, TX 75160                   Salt Lake City, UT 84104

Eco-Air Products, Inc.              Eco-Air Products, Inc.
9455 Cabot Drive                    125 N. 61st Ave.
San Diego, CA 92126                 Phoenix, AZ 85043-3541

Eco-Air Products, Inc.              Eco-Air Products, Inc.
28971 Hopkins Street Unit #3        9929 South Pioneer Blvd.
Hayward, CA 94545-5028              Santa Fe Springs, CA 90670-3219

Flanders Airpure Filter Sales &
Services Company                    Flanders Airia Technologies, Inc.
531 Flanders Filters Road           2399 26th Avenue North
Washington, NC 27889                St. Petersburg, FL 33713

Air Seal Filter Housings, Inc.      Flanders Equity Corporation
1112 Staffordshire Road             531 Flanders Filters Road
Stafford, TX 77477                  Washington, NC 27889

Flanders Realty Corp.               Superior Diecutting, Inc.
531 Flanders Filters Road           3025 West Madison
Washington, NC 27889                Louisville, KY 40211

Airpure Filter Sales and Service,
Inc.                                Airpure Filter Sales and Service, Inc.
1415 South 700 West Suite 5         22703 72nd Avenue South Suite A-112
Salt Lake City, UT 84119            Kent, WA 98032

Industrias Seco De Tijuana, S.A.
DE C.V.                             Flanders International PTE LTD
Avenue Morelos No. 101              Blk 164 #04-3645 Bukit Merah Central
Parque Industrial Morelos Tijuana,  Singapore 150164
Mexico

Air Seal Filter Housings, Inc.
153 North Steele Street
Sanford, NC 27330

2. Borrowers maintain their books & records relating to Accounts/General Intangibles at:

Primary Location:             Secondary Locations:
Precisionaire, Inc. (Florida) Flanders Filters, Inc.     Eco-Air Products, Inc.
2399 26th Avenue North        531 Flanders Filters Road  9455 Cabot Drive
St. Petersburg, FL 33713      Washington, NC 27889       San Diego, CA 92126

3. Borrowers have had no office or place of business located in any county other than as set forth above, except:

BUSINESS/WAREHOUSE LOCATIONS WITHIN PAST 5 YEARS

9395 Cabot Drive                    19034 & 19016 13th Place South #3
San Diego, CA 92126                 Seatac, Washington 98148
San Diego County                    King County

3860 Revere Street, Suite D         17 N. Phillippi
Denver, Colorado 80239              Boise, Idaho 83706
Denver County                       Ada County

8650 23rd Avenue                    1119 Riverwood Drive
Sacramento, California 95826        Burnsville, Minnesota 55337
Sacramento County                   Dakota County

2200 Moser Drive                    228 Pennsylvania Avenue
Henderson, Nevada 89015             Virginia Beach, Virginia 23462
Clark County                        Virginia Beach City County

3030-3040 Winter Lake Road          100 Oak Tree Drive
Lakeland, Florida 33802             Selma, North Carolina 27576
Polk County                         Johnston County

2910 West Leigh Street              223, 225, 227, 229 Southgate Avenue
Richmond, Virginia                  Virginia Beach, Virginia 23462
Richmond County                     Virginia Beach City County

241 Pennsylvania Avenue             33 Healdsburg Avenue
Virginia Beach, Virginia 23462      Healdsburg, CA 95448
Virginia Beach City County          Sonoma County

4. No inventory of any Borrower/Subsidiary is stored with a bailee, warehouseman, or other company or consigned to anyone except:

OTHER COMPANIES WHERE INVENTORY IS STORED:

Engineered Plastics, Inc.           Welch Flourocarbon
211 Chase Street                    113 Cosby Road Unit 10
Gibsonville, NC 27249               Dover, New Hampshire 03820

5.  Current Agents for Service of Process:

Precisionaire, Inc. (Florida)       Precisionaire, Inc. (North Carolina)
Steven K. Clark                     Robert R. Amerson
2399 26th Avenue North              2121B Wal-Pat Road
St. Petersburg, FL 33713            Smithfield, North Carolina 27577

Flanders Corporation                Flanders/Precisionaire Corp.
Steven K. Clark                     Debra Hill
531 Flanders Filters Road           531 Flanders Filters Road
Washington, NC 27889                Washington, NC 27889

Flanders Filters, Inc.              Flanders/CSC Corporation
Robert R. Amerson                   Al Dunbar
531 Flanders Filters Road           7013 NC 92 Highway East
Washington, NC 27889                Bath, NC 27808

Precisionaire, Inc. (Illinois)      Precisionaire, Inc. (Pennsylvania)
David M. Saltiel                    *State Does Not Require Agents
31st National Plaza Suite 3200      2033 Market Street Route 895 Road 1
Chicago, IL 60602                   Auburn, Pennsylvania 17922

Precisionaire, Inc. (Texas)         Precisionaire of Utah, Inc.
CT Corporations System              Steven Clark
350 North St. Paul Street           4384 Parkview Drive
Dallas, TX 75201                    Salt Lake City, UT 84124

Eco-Air Products, Inc. (California) Eco-Air Products, Inc. (Arizona)
Leonard J. Fetcho                   Hubert Sims
9455 Cabot Drive                    8940 West Olive #25
San Diego, CA 92126-4312            Peoria, AZ 85345

Flanders Airpure Filter Sales &
Services Company                    Flanders Airia Technologies, Inc.
Robert R. Amerson                   Debra Hill
531 Flanders Filters Road           531 Flanders Filters Road
Washington, NC 27889                Washington, NC 27889

Air Seal Filter Housings, Inc.      Flanders Equity Corporation
Charles W. Adair                    Robert R. Amerson
1112 Staffordshire Road             531 Flanders Filters Road
Stafford, TX 77477                  Washington, NC 27889

Flanders Realty Corp.               Superior Diecutting, Inc.
Debra Hill                          Roger L. Workman
531 Flanders Filters Road           3025 West Madison Street
Washington, NC 27889                Louisville, KY 40211

                                SCHEDULE 8.1.1

            JURISDICTIONS IN WHICH BORROWERS/GUARANTORS AND THEIR
                  SUBSIDIARIES ARE AUTHORIZED TO DO BUSINESS

Name of Entity                          Jurisdictions

Air Seal Filter Housings, Inc.          Texas, U.S.
                                        North Carolina, U.S.

Flanders Corporation                    North Carolina, U.S.

Flanders Airia Technologies, Inc.       North Carolina, U.S.

Flanders/CSC Corporation                North Carolina, U.S.

Flanders Equity Corporation             North Carolina, U.S.

Flanders Filters, Inc.                  North Carolina, U.S.

Flanders International, PTE             Singapore

Flanders/Precisionaire Corp.            North Carolina, U.S.

Flanders Realty Corp.                   North Carolina, U.S.

Eco-Air Products, Inc.                  California, U.S.
Arizona, U.S.

Airpure Filter Sales and Service, Inc.  Utah, U.S.
                                        Washington, U.S.

Precisionaire, Inc.                     Florida, U.S.
                                        North Carolina, U.S.
                                        Illinois, U.S.
                                        Pennsylvania, U.S.
                                        Texas, U.S.

Precisionaire of Utah, Inc.             Utah, U.S.

Superior Diecutting, Inc.               Kentucky, U.S.

                                SCHEDULE 8.1.4

                              CAPITAL STRUCTURE

                                [See Attached]

                                SCHEDULE 8.1.5

                               CORPORATE NAMES

1. Borrowers and Guarantors' correct corporate names, as registered with the Secretary of State of their respective state of incorporation, are:

Borrowers:                          Guarantors:

Flanders Corporation                Flanders International PTE LTD
Flanders Filters, Inc.              Flanders Airia Technologies, Inc.
Flanders/CSC Corporation            Flanders Equity Corporation
Precisionaire, Inc.                 Airseal West, Inc.
Precisionaire of Utah, Inc.         Airpure Filter Sales and Service, Inc.
Eco-Air Products, Inc.              Superior Diecutting, Inc.
Air Seal Filter Housings, Inc.      Tidewater Air Filter Fabrication Company,
                                    Inc.
Flanders Realty Corp.               Biotec, Inc.
Flanders/Precisionaire Corp.

2. In the conduct of their business, Borrowers and Guarantors have used the following names (entity, fictitious, or tradenames):

All of the above-listed business names      TAFCO
Flanders Airpure Products Company, LLC      Tidewater
Charcoal Services Corporation               Precisionaire of Florida or POF
Industrias Seco De Tijuana, S.A. DE C.V     Precisionaire of Illinois or POI
Flanders Airpure West, Inc.                 Precisionaire of Texas or POT
Sierra Ridge Filtration, Inc.               Precisionaire of Nevada or PON
Deposit 25, Inc.                            Precisionaire of North Carolina or
                                            PONC
Newport Manufacturing Company               Precisionaire of Pennsylvania or POP
Flanders~Precisionaire, Inc.                Flanders AirSeal
Bio-Tec, Inc.                               Eco-Air
Flanders Airpure Filters Sales              Flanders Acquisitions, Inc.
Sierra Ridge Filter Corporation             GFI, Inc.
Flanders Airpure Filter Sales & Service
Company                                     FFI
Tidewater Filter Fabrication Company        Flanders

3. Borrowers or Subsidiaries that are the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person:

Flanders/CSC Corporation
Flanders Corporation
Eco-Air Products, Inc.
Precisionaire, Inc.

                               SCHEDULE 8.1.12

                              SURETY OBLIGATIONS

NONE.

                               SCHEDULE 8.1.13

                          TAX IDENTIFICATION NUMBERS

Borrowers                                                Federal Tax ID Number

Air Seal Filter Housings, Inc.                           74-2081446

Eco-Air Products, Inc.                                   95-2669567

Flanders Corporation                                     13-3368271

Flanders/CSC Corporation                                 56-1172676

Flanders Filters, Inc.                                   11-1557788

Flanders/Precisionaire, Inc.                             91-1897654

Flanders Realty Corp.                                    91-1898098

Precisionaire, Inc.                                      59-1282584

Precisionaire of Utah, Inc.                              87-0477397

                                SCHEDULE 8.1.15

                 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.  Borrowers and their Subsidiaries' patents (1976 to present):



Patent Name                              Number   Registration Date  Owner

High Efficiency Air Filter               4639261  1/27/1987          Flanders Filters, Inc.

High Efficiency Particulate Air Filter   4685944  8/11/1987          Flanders Filters, Inc.

High Efficiency Particulate Air Filter   1245570  11/29/1988         Flanders Filters, Inc.
And Method of Fabricating Same

Method and Apparatus for the Leak        4055075  10/25/1977         Flanders Filters, Inc.
Testing of Filters

Method and Apparatus for the Leak        1144087  4/05/1983          Flanders Filters, Inc.
Testing of Filters

Method and Apparatus for the Leak        1176997  10/30/1984         Flanders Filters, Inc.
Testing of Filters

Filter Testing Apparatus and Method      1207606  7/15/1986          Flanders Filters, Inc.

Air Flow Control Apparatus               1198310  12/24/1985         Flanders Filters, Inc.

Air Flow Control Apparatus               4457336  7/3/1984           Flanders Filters, Inc.

Air Flow Control Apparatus               4030518  6/21/1977          Flanders Filters, Inc.

Connector for Filter Bank Supporting
Framework and Method of Assembling       1219426  3/24/1987          Flanders Filters, Inc.
Same

Method and Apparatus for the Leak
Testing of Filters                       RE 31952 7/23/1985          Flanders Filters, Inc.



Isolation Work Station                   5711705  1/27/1998          Flanders Filters, Inc.

Isolation Work Station                   6010400  1/04/2000          Flanders Filters, Inc.

Deodorizing Air Filter and Method        6099901  8/8/2000           Flanders Corporation
Of Fabricating Same

Deodorizing Air Filter and Method        6302946  10/16/2001         Flanders Corporation
Of Fabricating Same

Filter Assembly Apparatus                5429580  7/4/1995           Precisionaire, Inc.

Filter Assembly Apparatus                5836861  11/17/1998         Precisionaire, Inc.

Method of Fabricating a Clean Room       4860420  8/29/1989          Flanders Filters, Inc.
Filter Bank

Laminar Flow Clean Room Having           4678487  7/7/1987           Flanders Filters, Inc.
Improved Filter Bank

Laminar Flow Clean Room                  4671811  7/9/1987           Flanders Filters, Inc.

Clean Room Adapted for Variable          4608066  8/26/1986          Flanders Filters, Inc.
Work Area Configurations

Protective Plastic Bag and Method of     4450964  5/29/1984          Flanders Filters, Inc.
Utilizing the Same to Remove Articles
From a HEPA Filter Housing

Self-Cleaning Fluid Sealed Air Filter    4233044  11/11/1980         Flanders Filters, Inc.

Removable Fluid Sealing Member           4082525  4/4/1978           Flanders Filters, Inc.

Flow Control Apparatus and Air Filters   3986850  10/19/1976         Flanders Filters, Inc.

Air Filtration Apparatus                 3935803  2/3/1976           Flanders Filters, Inc.

2.  Borrowers' and their Subsidiaries' registered trademarks:

Trademark                      Serial Number  Registration No.  Owner                         Status

Vaporclean                     75742989       2368425           Flanders Filters, Inc.        Live

Flanders Absolute Isolation    75518018       2331137           Flanders Corporation          Live

A Airia                        75518004       2297780           Flanders Airia Technologies   Live

Because We Know Air.           75518003       2295555           Flanders Airia Technologies   Live
Forwards And Backwards.

Flanders/CSC                   75480186       2325356           Flanders Corporation          Live

Tech-Sorb                      75342128       2287009           Flanders Filters, Inc.        Live

Gas-Pak                        75342127       2199718           Flanders Filters, Inc.        Live

Pureframe                      74354606       1813601           Flanders Filters, Inc.        Live

Pureseal                       74354606       1813600           Flanders Filters, Inc.        Live

Dimple Pleat                   74222150       1706552           Flanders Filters, Inc.        Live

Pureform                       74212851       1706546           Flanders Filters, Inc.        Live

Blu-Jel                        74203132       1745792           Flanders Filters, Inc.        Live

VLSI                           73222884       1160827           Flanders Filters, Inc.        Live

Channel-Ceil                   73208567       1165405           Flanders Filters, Inc.        Live

Super-Flow                     73084669       1084617           Flanders Filters, Inc.        Live

Flanders                       73032915       1028568           Flanders Filters, Inc.        Live


                                              - 3 -




Airvelope                      72390022       0932232           Flanders Filters, Inc.        Live

Econo-Cell                     72276425       0868674           Flanders Filters, Inc.        Live

Airpure                        72049690       0683669           Flanders Filters, Inc.        Live

Naturalaire Filter Fragrance   75665483       2550443           Precisionaire, Inc.           Live

Filterscents                   75911439                         Precisionaire, Inc.           Dead

Naturalaire                    75480689       2282945           Precisionaire, Inc.           Live

Kwik kut                       74337762       1804319           Precisionaire, Inc.           Live

EZ Flow                        74337761       1802004           Precisionaire, Inc.           Live

Tri-Bond                       74175089       1739650           Precisionaire, Inc.           Live

Odor Out                       73832632       1608991           Precisionaire, Inc.           Dead

Smilie                         73672912       1478683           Precisionaire, Inc.           Live

Precisionaire                  73651745       1459969           Precisionaire, Inc.           Live

Fibratex                       73596291       1425748           Precisionaire, Inc.           Dead

Precisionaire                  42195808       0809895           Precisionaire, Inc.           Dead

Dustgard                       71686716       0626188           Precisionaire, Inc.           Live

3.    Borrowers' and Subsidiaries' registered copyrights:

Copyrights                          Registration No.    Registration Date    Owner

Laminar Flow Grade Filter           TX 2-779-103        3/9/1990             Flanders Filters, Inc.
Brochure-Bulletin No. 884

                                              - 4 -



Channel-Ceil Systems                TX 2-138-798        8/18/1987            Flanders Filters, Inc.
Bulletin No. 874

E-7 and E-8 Bag-Out Housings        TX 2-138-801        8/18/1987            Flanders Filters, Inc.
Bulletin No. 887

Super-Flow II Filters (Industrial   TX 2-313-270        4/3/1988             Flanders Filters, Inc.
Grade) Bulletin No. 883

Airvelope Model 52p2 Filter         TX 2-328-957        6/6/1988             Flanders Filters, Inc.
Module Data Sheet (#8801)

Airvelope Model 37p2                TX-1-901-258        8/19/1986            Flanders Filters, Inc.
Bulletin No. 869

Channel-Wall Filter                 TX 1-993-822        1/7/1987             Flanders Filters, Inc.

Flanders-High Efficiency Air        TX 1-993-820        1/7/1987             Flanders Filters, Inc.
Filtration Systems for Science and
Industry-Bulletin No. 815D

White Label Brand Hepa Filters      X 2-056-909         4/27/1987            Flanders Filters, Inc.
Bulletin No. 823A


                                           - 5 -




SCL Plug Fan Systems                X 2-082-719         5/29/1987            Flanders Filters, Inc.
Bulletin No. 873

Flanders-New Airvelope SCLe1        TX 1-766-216        2/25/1986            Flanders Filters, Inc.
(with Backward Inclined Air
Foil Blower) Bulletin No. 862

Channel-Ceil Vertical Laminar       TX 1-781-587        3/19/1986            Flanders Filters, Inc.
Flow Filter Ceiling System-
Bulletin No. 828E

E-5 Bag-Out Containment             TX 1-789-183        3/31/1986            Flanders Filters, Inc.
Housings-Bulletin No. 866

E-6 Series Low Leak Dampers         TX 1-814-058        4/28/1986            Flanders Filters, Inc.
Bulletin No. 854A

ZD-Series Low Leak Dampers          TX 1-849-082        5/30/1986            Flanders Filters, Inc.
Bulletin No. 855A

Channel-Hood Model 22 Terminal      TX 1-456-072        11/5/1984            Flanders Filters, Inc.
Filters Housings-Bulletin
No. 831A

Laminar Flow CleanRooms with        TX 1-523-895        2/20/1985            Flanders Filters, Inc.
Flanders Airvelope SCL Model
Bulletin No. 581

Flanders Demonstration CleanRoom    TX 1-569-164        5/1/1985             Flanders Filters, Inc.
Bulletin No. 853

Flanders Laminar Flow Grade ULPA    TX 1-726-959        8/29/1985            Flanders Filters, Inc.
And VLSI Filters-Bulletin
No. 1812 F

Flanders High-Efficiency Air        TX 1-646-922        8/29/1985            Flanders Filters, Inc.
Filters (Mushroom Production)
Bulletin No. 856

Flanders Laminar Flow Grade VSLI    TX 1-279-595        2/6/1984             Flanders Filters, Inc.
Filters Type D Filters per IES


                                        - 6 -



Model TH-55 Series Terminal Filter  TX 1-320-225        4/6/1984             Flanders Filters, Inc.
(ducted supply) Modules

Channel-Ceil Vertical Laminar Flow  TX 1-332-969        4/30/1984            Flanders Filters, Inc.
Filter Ceiling System

Flanders-High Efficiency            TX 1-350-629        3/6/1984             Flanders Filters, Inc.
Air Filtration Systems for Science
and Industry Since 1950

Model TH-55 Series Terminal         TX 1-428-779        9/14/1984            Flanders Filters, Inc.
Filters (ducted supply) Modules

Flanders-High Efficiency            TX 1-443-274        10/15/1984           Flanders Filters, Inc.
Air Filtration Systems for Science
and Industry Since 1950
Bulletin No. 815C

Flanders Aerosol Photometers        TX 1-000-869        3/4/1983             Flanders Filters, Inc.
Models BC570 and BC670

Model TH-55 Series Terminal Filter  TX 1-073-482        3/4/1983             Flanders Filters, Inc.
(ducted supply) Modules

Hazardous Materials Exhaust Hood    TX 1-123-648        5/24/1983            Flanders Filters, Inc.

Flanders Laminar Flow Grade         TX 1-227-672        11/16/1983           Flanders Filters, Inc.
VSLI Filters

E-2 Bag-Out Housings                TX 318-961          8/27/1979            Flanders Filters, Inc.

Air Filtration Products             TX 622-783          11/24/1980           Flanders Filters, Inc.

Hepa Filters and Filter Testing     TX 747-202          8/14/1981            Flanders Filters, Inc.

Flanders Industrial Grade           TX 849-666          2/8/1982             Flanders Filters, Inc.
Hepa Filters

Flanders Mobile Filter Test         TX 898-086          5/3/1982             Flanders Filters, Inc.
Laboratory

Laminar Flow Stations               TX 2-331-489        6/6/1988             Flanders Filters, Inc.
Bulletin No. 875B


4. Any royalty or compensation agreements for the use of patents, trademarks or copyrights:

To the best of Borrowers' knowledge, there are no such active Agreements.

There did exist a royalty agreement by and between Precisionaire, Inc. and a former employee Mr. Jose Diaz for the use of Patent Nos. 5429580 and 5836861 that is currently the source of the litigation entitled Jose Diaz v. Precisionaire, Inc.

5.    Borrowers' and their Subsidiaries licenses:


Name of License             Nature of License                 Licensor             Terms of License

Arm & Hammer Baking Soda    License to package air filters    Church & Dwight Co.  In Negotiations
                            infused with baking soda using    New York, New York   for renewal Term
                            the Arm & Hammer Name

Lysol                       License to package air filters    Reckitt Benckiser    ________________
                            infused with antimicrobial        Wayne, New Jersey
                            substances using the Lysol name


                               SCHEDULE 8.1.18

         CONTRACTS RESTRICTING BORROWERS' RIGHT TO INCUR OBLIGATIONS



Contracts that restrict the right of any Borrower to incur Debt:

*1. Credit Agreement among Flanders Corporation, as borrower, SunTrust Equitable
    Securities Corporation, as lead arranger, SunTrust Bank, as administrative agent, issuing lender, and swing line lender, and the Lenders, dated February 9, 2000, as amended.


* SunTrust loan facility to be refinanced with initial Loans under this Agreement.

                               SCHEDULE 8.1.19

                                 LITIGATION

1. Actions, suits, proceedings, and investigations pending against any or all Borrowers or any of their Subsidiaries are as follows:


Pro-Fit Worldwide Fitness, Inc., et al. vs. Flanders Corporation, et al.

Jurisdiction: United States District Court for the District of Utah Case No. 2:OOCV 09850

Plaintiffs/Counter-Defendants: Pro-Fit Worldwide Fitness, Inc.; Sports Hygene; Joseph Simsolo; Jackie Simsolo

Defendants/Counter-Plaintiffs: Flanders Corporation; Precisionaire of Utah, Inc.; Flanders/Precisionaire Corp; Precisionare, Inc.; Airseal West, Inc.; Steven K Clark

Nature of the Action: Plaintiffs filed an action for breach of contract, good faith and fair dealing, fiduciary duty, promissory estoppel, unjust enrichment, and tortious interference with contract based on an alleged contract for the sale of treadmills. Plaintiffs claim damages of $2 million for lost treadmill sales and $4.5 million in lost profits. Defendants deny these claims. Moreover, defendant Airseal West has counter-claimed against plaintiffs, contending that plaintiffs' continual failure either to provide adequate assurances of performance or to pay for treadmills ordered, manufactured, and received, constituted an anticipatory repudiation of all agreements between the parties. Consequently, Airseal West is entitled to recover damages due it under the Uniform Commercial Code and to mitigate those damages through the sale of certain goods and inventory ordered but not paid for by plaintiffs. Airseal West claims damages of not less that $900,000. Airseal West reasonably expects to recover approximately $300,000 in this matter.


Liberty Mutual v. Flanders Corporation et al.

Jurisdiction: U.S. District Court, Middle District of Florida, Tampa Division, Case No. CIV 197 l-T- 17-F

Plaintiffs/Counter-Defendants: Liberty Mutual Insurance Company

Defendants/Counter-Plaintiffs: Precisionaire, Inc.; Flanders Corporation; Flanders Filters, Inc; Flanders Precisionaire, Inc.; Flanders Airpure Products Company, LLC, Flanders Airpure West, Inc.; Charcoal Services Corporation; Air Seal Filter Housing, Inc.; Precisionaire of Utah, Inc.

Nature of Action: Plaintiffs have alleged that they are owed outstanding administrative fees as the defendants' workers compensation administrator totaling $434,022.99. Defendants deny these claims. Defendants counter-sued claiming that Liberty Mutual was negligent in its duties as administrator of the claims, that it made payments on defendants' behalf which were specifically disallowed, that they refused to follow instructions given to them by defendants, that they failed to meet minimal acceptable standards for administering claims, and that such failures constituted a material dereliction of their responsibilities as administrator, as well as other claims related to malfeasance and negligence. Additionally, Defendants claim they were assessed an unauthorized administration fee. Defendants estimate damages to be over $1 million.


Flanders Filters, Inc. vs. Conap, Inc.,

Jurisdiction: U.S. District Court for the Eastern District of North Carolina, Case No. 4-99-CV-93-H(3)

Plaintiff: Flanders Filters, Inc.

Defendant: Conap, Inc.

Nature of Action: Flanders sued defendant for supplying a urethane sealant which did not meet Flanders' express specifications. As a result of Conap's defective products, Flanders was forced to settle claims against it brought by Intel Corporation. As part of that settlement, Flanders is also asserting damage claims against Conap assigned to it by Intel. Flanders claims damages of over $22 million dollars including the assigned damages. Flanders reasonably expects to recover over $6 million via a mediation scheduled for October 29, 2002.


Jose Diaz v. Precisionaire, Inc.

Jurisdiction: In the Thirteenth Judicial Circuit of the State of Florida, Hillsborough County, Civil Division, Case No. 00-02417

Plaintiff: Jose Diaz

Defendant: Precisionaire, Inc. (Florida)

Nature of Action: Plaintiff filed suit claiming unpaid royalty payments of approximately $400,000 pursuant to a Royalty Agreement executed prior to Flanders Corporation acquiring Precisionaire, Inc. These royalties are allegedly owed for the use of a patented process which plaintiff assigned to Precisionaire, Inc. Precisionaire disputes the validity of the contract and alleges that even if the contract were enforceable, its terms require payment only if the patented process is in use and verifiably saving the Company in costs. Plaintiff's claimed damages, if any, likely will be significantly less than the original claim.


Dean Chiz v. Precisionaire, Inc.

Jurisdiction: In the Circuit Court for the Twenty-First Judicial Circuit, Kankakee County, Illinois, Case No. 02 L 3

Plaintiff: Dean Chiz

Defendant: Precisionaire, Inc. (Illinois)

Nature of Action: Plaintiff, a former employee, claims that he was wrongfully terminated from Precisionaire's Illinois facility as retaliation for filing a workers compensation claim. Precisionaire asserts that he was terminated for poor work performance and that his worker's compensation claim was fraudulent. Plaintiff is claiming damages in excess of $50,000. Precisionaire believes plaintiff's damages, if any, have been mitigated by plaintiff obtaining other employment.


Freeman Properties, LLC v. Precisionaire, Inc., et al.

Jurisdiction: United States District Court; District of Nevada; Case No. CV-S-03-1054-RLH-LRL

Plaintiff: Freeman Properties, LLC

Defendants: Precisionaire, Inc.; Flanders Corporation; Does 1 thru 10

Nature of Action: Plaintiff, former landlord of Precisionaire, Inc.'s Nevada location, filed suit claiming $145,667.64 in unpaid rent and an additional amount for damages allegedly caused to the building by Precisionaire. Precisionaire disputes these allegations, claiming that its security deposit was applied toward unpaid rent and that the value of leasehold improvements paid for by Precisionaire exceed the amount of any damage allegedly caused.
Precisionaire also claims that the damage was pre-existing.


Andrews & Kurth LLP v. Flanders Corporation. **

Jurisdiction: In the General Court of Justice, Superior Court Division, Beaufort County, North Carolina, Case No. 02-CVS-401

Plaintiff: Andrews & Kurth, LLP

Defendant: Flanders Corporation

Nature of Action: Plaintiff sued for unpaid attorneys fees. Defendants have since settled the matter and have made three of the five required monthly $9,000 payments. Case will be dismissed in December 2002 after final payment.


ASBESTOS CASES

Kenneth Freiberg, et al. v. Swinerton and Walberg Property Services, et al. (Flanders Filters, Inc.)

Jurisdiction: District Court, County of Boulder, Colorado, Case No. 2001-CV-1409
Plaintiffs: Kenneth Freiberg; Mary Sue Freiberg

Defendants: Swinterton & Walberg Property Services, Inc; ABB Lummus Global, Inc; The Flintkote Corporation; Georgia-Pacific Corporation; Plateau Supply Company; Rio Grande Company; John Crane, Inc; Rapid American Corporation; Union Carbide Corporation; Flanders Filters, Inc a/k/a FFI, Inc; Garlock, Inc.;and Camfil Farr, Inc. f/k/a Farr Co.

Nature of Action: Company is one of twelve defendants sued by plaintiff for an asbestos-related illness. Plaintiff has not determined the cause of the illness and, consequently, has sued all entities related to his/her workplace at the Department of Energy nuclear site in Colorado. Company has been sued three prior times in a similar fashion and has been dismissed out of the suit each time.


Sandra VanHooser, et al. v. Swinerton and Walberg Property Services, et al. (Flanders Filters, Inc.)

Jurisdiction: District Court, County of Boulder, Colorado, Case No. 2002-CV-767

Plaintiffs: Sandra VanHooser; David R. VanHooser

Defendants: Swinterton & Walberg Property Services, Inc; ABB Lummus Global, Inc; The Flintkote Corporation; Georgia-Pacific Corporation; Plateau Supply Company; Rio Grande Company; John Crane, Inc; Rapid American Corporation;

Union Carbide Corporation; Flanders Filters, Inc a/k/a FFI, Inc; Garlock, Inc.; and Camfil Farr, Inc. f/k/a Farr Co.

Nature of Action: Company is one of twelve defendants sued by plaintiff for an asbestos-related illness. Plaintiff has not determined the cause of the illness and, consequently, has sued all entities related to his/her workplace at the Department of Energy nuclear site in Colorado. Company has been sued three prior times in a similar fashion and has been dismissed out of the suit each time.


Vincent Soderquist, v. Swinerton and Walberg Property Services, et al. (Flanders Filters, Inc.)

Jurisdiction: District Court, County of Boulder, Colorado, Case No. 2002 CV 859
Plaintiff: Vincent Soderquist

Defendants: Swinterton & Walberg Property Services, Inc; ABB Lummus Global, Inc; The Flintkote Corporation; Georgia-Pacific Corporation; Plateau Supply Company; Rio Grande Company; John Crane, Inc; Rapid American Corporation; Union Carbide Corporation; Flanders Filters, Inc a/k/a FFI, Inc; Garlock, Inc.;and Camfil Farr, Inc. f/k/a Farr Co.

Nature of Action: Company is one of twelve defendants sued by plaintiff for an asbestos-related illness. Plaintiff has not determined the cause of the illness and, consequently, has sued all entities related to his/her workplace at the Department of Energy nuclear site in Colorado. Company has been sued three prior times in a similar fashion and has been dismissed out of the suit each time.


Roger Stingley, et al. v. The Flintkote Corporation, et al. (Flanders Filters, Inc.)

Jurisdiction: District Court, County of Boulder, Colorado, Case No. 2002 CV 1238

Plaintiffs: Roger Stingkey; Paticia Stingley

Defendants: The Flintkote Corporation; Georgia-Pacific Corporation; Plateau Supply Company; Rapid American Corporation; Rio Grande Company; Kelly Moore Paint Company, Inc.; Union Carbide Corporation; The Synkoloid Company; Combustion Engineering, Inc; Garlock, Inc.; John Crane, Inc; Armstrong Contracting and Supply, Inc.; Irex Corporation; A.H. Bennett Company; Swinterton & Walberg Property Services, Inc; ABB Lummus Global, Inc; Flanders Filters, Inc a/k/a FFI, Inc; Camfil Farr, Inc. f/k/a Farr Co.; and Minnesota Mining & Manufacturing Company.

Nature of Action: Company is one of twelve defendants sued by plaintiff for an asbestos-related illness. Plaintiff has not determined the cause of the illness and, consequently, has sued all entities related to his/her workplace at the Department of Energy nuclear site in Colorado. Company has been sued three prior times in a similar fashion and has been dismissed out of the suit each time.


Babovich, Spedale & Chauvin, P.L.C. v. Precisionaire, Inc.

Jurisdiction: In the Circuit Court of the Sixth Judicial District, Pinellas County, Florida, Civil Division, Case No. 02-5152-CI-21

Plaintiff/Counter-Defendant: Babovich, Spedale & Chauvin, P.L.C.

Defendant/Counter-Plaintiff: Precisionaire, Inc.

Nature of Action: Plaintiff has sued for non-payment of attorneys fees totaling $51,632.53. Precisionaire has counter-sued for legal malpractice. Parties are currently in settlement negotiations.


Morse & Mowbray v. Precisionaire, Inc. **

Jurisdiction: In the District Court of Clark County, Nevada, Case No. A452512

Plaintiff: Morse & Mowbray

Defendant: Precisionaire, Inc. (Florida); Does I thru X; Roe Corporation I thru
X

Nature of Action: Plaintiff sued for non-payment of attorneys fees. Parties have entered into a Settlement Agreement. Defendants have already made one of two monthly $7,000 payments. The case will be dismissed on October 22, 2002 after final payment.


Ivan Radman, et al., v. Flanders Corporation

Jurisdiction: In the Third Judicial District Court, Salt Lake County, Utah, Case No. 010904483

Plaintiffs/Counter-Defendants: Ivan Radman; Janet Radman; Donna Smylie; Peter Radman; Joanne Crook; Bronte Clark; Martin Radman; Jordan Radman

Defendant/Counter-Plaintiff: Flanders Corporation

Counter-Plaintiff: Flanders Acquisitions, Inc

Nature of Action: Plaintiffs have sued based on breach of contract to recover the difference in market price of stock transferred to them as a part of an agreement to purchase GFI, Inc. Flanders has counter-sued for misrepresentation and fraud, claiming that certain representations made by plaintiffs regarding the condition of GFI, Inc. were untrue and relied upon by Flanders. Plaintiffs are claiming damages in the amount of $756,431.06. Flanders reasonably believes that its damages significantly exceed the amount claimed by plaintiffs.


United Components, Inc. v. Precisionaire, Inc.

Jurisdiction: In the Circuit Court of the Sixth Judicial District, Pinellas County, Florida, Civil Division Case No. 02-3470-CI-08

Plaintiff/Counter-Defendants: United Components, Inc.

Defendant/Counter-Plaintiff: Precisionaire, Inc.

Nature of Action: Plaintiff, a former distributor for the Company, is claiming unpaid commissions in an amount in excess of $15,000. Precisionaire has counter-sued for breach of contract based on the representative contract prohibiting the solicitation or promotion of competitors' products. Precisionare further claims that no commissions are owed in any event. Precisionaire estimates its damages to be in excess of the alleged commissions owed.


Thomas Allan v. Steven K. Clark, et al. **

Jurisdiction: In the General Court of Justice, Superior Court Division, Beaufort County, North

Carolina, Case No. 01-CVS-2406

Plaintiff: Thomas Allan

Defendants: Steven K. Clark; Robert R. Amerson

Nature of Action: The lawsuit, which consists only of a filed Complaint, relates to a dispute over a stock transfer from Defendants to Plaintiff as a part of the sale/buy-out of Flanders Filters, Inc. Defendants counter-claimed due to the improper valuation of the Flanders Filters facility. The parties have entered into a Settlement Agreement. Following performance of the parties' respective obligations under that Settlement Agreement, the lawsuit will be dismissed. The Settlement Agreement relieves Flanders Corporation of any monetary liability.


Utah Plastics Group, Inc. v. Precisionaire, Inc.  **

Jurisdiction: In the Third Judicial District Court, Salt Lake County, Utah, Case No. 020905899

Plaintiff: Utah Plastics Group, Inc.

Defendant: Precisionaire, Inc.

Nature of Action: Plaintiff sued for non-payment on the purchase of parts and injection molds sold to Precisionaire. The parties have reached a settlement agreement for a lump sum payment of $60,000 to plaintiff in exchange for plaintiff releasing the molds and parts to Precisionaire.


Rock-Tenn Company, Inc. v. Precisionaire, Inc.

Jurisdiction: In the Circuit Court of the Sixth Judicial District, Pinellas County, Florida, Civil Division Case No. 01-639-CI-17

Plaintiff/Counter-Defendant: Rock-Tenn Company, Inc.

Defendant/Counter-Plaintiff: Precisionaire, Inc.

Nature of Action: Plaintiff sued for unpaid invoices and breach of contract, claiming damages of approximately $50,000. Precisionaire brought a counterclaim, alleging that plaintiff ceased to do business with Precisionaire in violation of the agreement between the parties. Precisionaire claims damages in excess of $500,000. This case will be dismissed for failure to prosecute in November of 2002 if no further activity occurs.


Delicita Campbell

Jurisdiction: Equal Employment Opportunities Commission; Charge No. 151A201513

Claimant: Delicita Campbell

Employer: Precisionaire, Inc. (Florida)

Nature of Action: Administrative; National Origin/Retaliation Discrimination Charge. Complainant claims adverse job actions based on her national origin and as retaliation for making complaints against Precisionaire.


Marlene Haddick

Jurisdiction: Equal Employment Opportunities Commission; Charge No. 151A201723

Claimant: Marlene Haddick

Employer: Precisionaire, Inc. (Florida)

Nature of Action: Administrative; Age Discrimination Charge. Complainant claims she was terminated based on her age.


Digital Concepts of Missouri, Inc. v. Airseal West, Inc.

Jurisdiction: In the Circuit Court, County of St. Louis, Missouri, Cause No. 99-CC-001247, Division No. 5

Plaintiff: Digital Concepts of Missouri, Inc.

Defendant: Airseal West, Inc.

Nature of Action: Judgment entered against the non-operating entity Airseal West, Inc. The judgment of $69,6307.48 is believed to be uncollectable.


Nationsway Transport Service, Inc. v. Airseal West, Inc.

Jurisdiction: In the Third District Court, Salt Lake County, Utah, Case No. 010901490

Plaintiff: Nationsway Transport Service, Inc.

Defendant: Airseal West, Inc.

Nature of Action: Judgment entered against the non-operating entity of Airseal West, Inc. The judgment of $22,826.71 is believed to be uncollectable.


Food and Drug Administration

Jurisdiction: Atlanta District Compliance Branch

Entity Involved: Flanders Filters, Inc.

Nature of Action: Information investigation into notice procedures involving Flanders' customers regulated by the FDA who received HEPA filters with potentially defective polyurethane. The inquiry is limited to adequacy of notice.


** All cases designated by a double asterisk are currently settled cases and will be dismissed immediately pending completion of settlement obligations.


2. The only threatened actions, suits, proceedings, or investigations of which Borrowers or any of their Subsidiaries are aware are as follows:


Tammy L. Ham- North Carolina Department of Labor; Employment Discrimination Claim No. 272-02; against Flanders Filters, Inc.

Status: NCDOL dismissed the claim and issued a Right to Sue letter; the 90 day Statute of Limitations will not have expired on the claim by September 30, 2002. Nature of Action: Complainant claimed she suffered adverse job action based on her filing a workers' compensation claim.


Michael Lynch-Minnesota Department of Human Rights/Equal Employment Opportunity Commission; EEOC Charge No. 265A200163; MDHR Reference No. 38804 against Eco-Air Products, Inc., successor to Sierra Ridge Filtration.

Status: EEOC and MDHR dismissed the claim; MDHR issued a Right to Sue letter whereby the 45 day statute of limitations has expired; EEOC issued a Right to Sue letter; the 90 day Statute of Limitations will not have expired on the claim by September 30, 2002.

Nature of Action: Complainant claimed he was terminated by reason of his disability. Complainant claimed his disability was suffering a heart attack.

                               SCHEDULE 8.1.21

                              CAPITALIZED LEASES


                                 See Attached

                               SCHEDULE 8.1.21

                               OPERATING LEASES

                                 See Attached

                               SCHEDULE 8.1.22

                                PENSION PLANS


Party                            Type of Plan             Name of Plan

Flanders Filters, Inc.              401(k)                Flanders Corporation
                                                          Savings & Retirement
                                                          Plan

Flanders/CSC Corporation            401(k)                Flanders Corporation
                                                          Savings & Retirement
                                                          Plan

Precisionaire, Inc.                 401(k)                Flanders Corporation
                                                          Savings & Retirement
                                                          Plan

Eco-Air Products, Inc.              401(k)                Eco-Air Profitsharing
                                                          & Trust

Tidewater Air Filter Fabrication    401(k)                Trustees of Tidewater
Company                                                   401(K) Plan

                               SCHEDULE 8.1.24

            COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES

1. Borrowers and their Subsidiaries are parties to the following collective bargaining agreements:


Type of Agreement

Collective Bargaining Agreement

Parties

Eco-Air Products, Inc.
and
Teamsters, Chauffers, Warehousemen & Helpers, Local No. 542

Terms

Effective December 1, 1999 through November 30, 2002


2. Material grievances and disputes of controversies with employees are as follows:

None


3. Threatened strikes, work stoppages, and asserted pending demands for collective bargaining are as follows:

There are no threatened strikes, work stoppages, or formal demands for collective bargaining. There have been informal communications from Union members to Management of an intent to attempt to renegotiate the Union contract at its expiration in November of 2002.

                                SCHEDULE 9.2.5

                               PERMITTED LIENS




Secured Party                         Nature of Lien

Republic Bank                         Mortgage on Bartow, FL real property

Republic Bank                         Mortgage on St. Petersburg, FL real
                                      property

The American National Bank of Texas   Deed of Trust on Terrell, TX real property

Manufacturers and Traders Trust       Deed of Trust on Auburn, PA real property
Company

Will-Kankakee Regional Development    Indenture of Trust on Momence, IL  real
Authority                             property and equipment

Wells Fargo Bank                      Indenture of Trust on Momence, IL real
                                      property and equipment